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                                                                 EXHIBIT 10.6.18

                           DEVELOPMENT AND RECEIVABLES
                           LOAN AND SECURITY AGREEMENT

      This DEVELOPMENT AND RECEIVABLES LOAN AND SECURITY AGREEMENT is entered into as of June 30, 1995, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation, and GREENSPRINGS ASSOCIATES, a Virginia joint venture.

1.    DEFINITIONS

As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

      1.1   "Advances": the Development Loan Advances and the Receivables Loan
            Advances: and "Advance": one of the Advances.

      1.2 "Affidavit of Borrower": a sworn Affidavit of Borrower (and such other parties as Lender may require) in the form of EXHIBIT J-1C, to accompany a Development Loan Advance Request.

      1.3 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual or entity.

      1.4   "Agents": the Servicing Agent and the Lockbox Agent.

      1.5 "Agreement": this Development and Receivables Loan and Security Agreement, as it may be from time to time renewed, amended, restated or replaced.

      1.6 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 9.10 or such other usury law which is applicable if such usury law is not.

      1.7 "Architect/Engineer": an architect, design professional or engineer employed by Borrower to perform architectural, design or engineering services.

      1.8 "Architect/Engineer Agreement": a contract (written or oral, now or hereafter in effect) between Borrower and an Architect/Engineer for the performance of architectural, design or engineering services in connection with the Improvements as approved by Lender in writing and modified from time to time with Lender's prior written consent, not to be unreasonably withheld.

      1.9 "Articles of Organization": the charter, articles, operating agreement, joint venture agreement, partnership agreement, by-laws



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            and any other written documents evidencing the formation,
            organization and continuing existence of an entity.

      1.10 "Availability Advances": an Advance which is made against an Eligible Instrument after the first Advance made against such Instrument and is based upon the difference at such time between the Borrowing Base of such Instrument and the unpaid principal balance of the Receivables Loan attributable to such Instrument: provided that neither any readvance of Refundable Receivables Collateral Proceeds (as defined in paragraph 2.5) pursuant to paragraph 2.5 nor the substitution of an Eligible Instrument for an ineligible Instrument pursuant to paragraph 3.2 shall be deemed to be an Availability Advance for purposes of this paragraph 1.10, but the first and every subsequent Advance against such substituted Eligible Instrument shall be deemed to be an Availability Advance.

      1.11 "Borrower": Greensprings Associates, a Virginia joint venture between Greensprings Plantation Resort, Inc., a Virginia corporation, Plantation Group, L.L.C., a Virginia limited liability company, and Offsite International Inc., a Virginia corporation; and, subject to the restrictions on assignment and transfer contained in this Agreement, its successors and assigns.

      1.12 "Borrower's Assignments": collectively, a written assignment or assignments, including, without limitation, the Time-Share Program Governing Documents Assignment, which may be separate from and/or included within the Borrower's Mortgage, executed by Borrower and creating in favor of Lender, as security for the Performance of the Obligations, a perfected. direct, and first assignment of, subject only to the Permitted Encumbrances: all leases, sales contracts, rents and sales and other proceeds pertaining to or arising from the Real Property or any business of Borrower conducted thereon; the Architect/Engineer Agreement(s); the Plans and Specifications; the Construction Contract(s); all marketing agreements for the sale of Time-Share Interests in the Time-Share Project; any and all special rights and privileges of Borrower under the Declaration which are not enjoyed by all other owners of property governed by the Declaration; and all other Contracts, Intangibles, Licenses and Permits; as such assignments may be from time to time renewed, amended, restated or replaced.

      1.13 "Borrower's Mortgage": a credit line deed of trust to be executed and delivered by Borrower and under the terms of which Borrower has conveyed or granted in favor of Lender, as security for the Performance of the Obligations, a perfected, direct and first priority lien, subject only to the Permitted Encumbrances, upon the Real Property, as it may be from time to time renewed, amended, restated or replaced.

      1.14 "Borrower's Security Agreement": a written security agreement which may be separate from and/or included within the Borrower's



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            Mortgage or this Agreement, to be executed by Borrower and creating in favor of Lender, as security for the Performance of the Obligations, a perfected, direct and first security interest, subject only to the Permitted Encumbrances, in the Personal Property, as it may be from time to time renewed, amended, restated or replaced.

      1.15 "Borrower's Security Documents": the Borrower's Mortgage, the Borrower's Security Agreement, the Borrower's Assignments, this Agreement and all other documents now or hereafter securing the Obligations, as they may be from time to time renewed, amended, restated or replaced.

      1.16 "Borrowing Base": with respect to an Eligible Instrument, an amount equal to the lesser of:

            (a) ninety percent (90%) of the unpaid principal balance of such Eligible Instrument; or

            (b) ninety percent (90%) of the present value of the unmatured installments of principal and interest under such Eligible Instrument, discounted at the higher of (i) the applicable interest rate under the terms of the Receivables Loan Note or
                  (ii) the Discount Rate.

      1.17 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Phoenix, Arizona are required to close.

      1.18 "Collateral": the Real Property, Personal Property, Receivables Collateral , Insurance Policies, and any and all other property now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

      1.19  "Completion":

            (a) completion of the Work, in accordance with the Plans and Specifications, the Construction Contract(s), all applicable laws, regulations and private restrictions, the Documents, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship;

            (b) expiration of the statutory period in which mechanics' liens and similar liens can be filed on account of the Work; and

            (c) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of completion from Borrower and Architect(s)/Engineer(s) and, if Lender elects, from Lender's Inspector to the effect that the Work has been so completed, all utilities necessary to serve the



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                        Real Property have been connected and are operating, the
                        Improvements are fully furnished and ready for occupancy for the intended time-share purposes, and final payment is due under all Construction Contracts between Borrower and all Contractors; (ii) a certificate of occupancy (or its equivalent) from the appropriate governmental authority having jurisdiction over the Work which has the effect of allowing the use of Improvements for the intended timeshare purposes; (iii) if applicable laws provide that the recording of a notice of completion will cause the expiration upon a date certain of the statutory period within which mechanics' and similar liens can be filed, verification of the recording of such notice in the manner prescribed by such laws; (iv) final lien waivers; (v) the as-built survey required pursuant to paragraph 6.4(h) after substantial completion of the Work; and (vi) the title policy endorsements required pursuant to paragraph 6.4(i) after substantial completion of the Work.

            1.20 "Construction Budget": a detailed budget cost itemization prepared by Borrower and approved in writing by Lender, for each Development Loan Component, each of which specifies by item the cost and source of payment of: (a) all labor, materials and services necessary for Completion of the related Work Component in accordance with the Plans and Specifications, the Construction Contract(s), the Documents, all applicable laws, regulations and private restrictions, sound construction, engineering and architectural principles, and commonly accepted safety standards; (b) interest on such Development Loan Component; and (c) all other expenses incidental to such Development Loan Component and the Completion of the Work. The Construction Budget shall include within the Costs of the Work to be paid from the Construction Loan an interest reserve and a contingency reserve determined to be adequate by Lender, but in no event shall the interest reserve and contingency reserve be in an aggregate amount less than Five Hundred Thousand Dollars ($500,000). The Construction Budget approved by Lender as of the date of this Agreement is attached as Exhibit N.

            1.21 "Construction Contract": a contract (written or oral, now or hereafter in effect) between Borrower and a Contractor, between a Contractor and any other person or entity relating in any way to the construction of the Improvements, including the performing of labor and the furnishing of equipment, materials or services (other than architectural or engineering services), as approved by Lender in writing and modified from time to time with Lender's prior written consent.

            1.22 "Contractor": a contractor employed by Borrower to provide labor and/or to furnish equipment, materials or services for any portion of the Work.


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            1.23  "Contracts, Intangibles, Licenses and Permits": the property so described in EXHIBIT M.

            1.24 "Declaration": collectively, the Time-Share Declaration and any and all other declarations of covenants, conditions and restrictions governing the Real Property.

            1.25 "Default Rate": the "Default Rate" as defined in and determined under the Notes.

            1.26  "Development Loan": the loan made pursuant to paragraph
                  2.1(a).

            1.27 "Development Loan Advance": an advance of the proceeds of the Development Loan by Lender on behalf of Borrower in accordance with the terms and conditions of this Agreement.

            1.28 "Development Loan Borrowing Term": the period commencing on the date of this Agreement and ending on the close of the Business Day (or if not a Business Day, the first Business Day thereafter) which is the earlier of (a) the date eighteen (18) months from the date of the first Development Loan Advance or
                  (b) February 2, 1997.

            1.29 "Development Loan Components": the Facilities Construction Component and the Time-Share Building (Phase I) Construction Component; and "Development Loan Component": one of the Development Loan Components.

            1.30  "Development Loan Fee": Sixty-Eight Thousand Dollars
                  ($68,000).

            1.31 "Development Loan Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) which is the earlier of (a) thirty-six (36) months from the date of the last Development Loan Advance or (b) February 2, 2000.

            1.32 "Development Loan Note": the "Development Loan Promissory Note" in form and substance identical to EXHIBIT D-1 to be made and delivered by Borrower to Lender pursuant to paragraph 4.1A(a)(i), as it may be from time to time renewed, amended, restated or replaced.

            1.33  "Discount Rate": thirteen percent (13%).

            1.34 "Documents": the Notes, the Guaranty(ies), the Subordination Agreement(s), the Lockbox Agreement, the Servicing Agreement, the Environmental Certificate, this Agreement, the Borrower's Security Documents, the Oversight Agreement, and all other documents now or hereafter executed in connection with the Loans, as they may be from time to time renewed, amended, restated or replaced.

            1.35 "Eligible Instrument": an Instrument which conforms to the standards set forth in EXHIBIT B. An Instrument that has



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                  qualified as an Eligible Instrument shall cease to be an
                  Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than fifty-nine (59) days past due unless cured to Lender's satisfaction or (b) that Instrument otherwise fails to continue to conform to the standards set forth in EXHIBIT B.

            1.36 "Environmental Certificate": an environmental certificate executed by Borrower and such other persons or parties as required by Lender in form and substance identical to EXHIBIT C as it may be from time to time renewed, amended, restated or replaced.

            1.37  "Event of Default": the meaning set forth in paragraph 7.1.

            1.38 "Facilities": an amenity complex consisting of an outdoor pool complex, two (2) tennis courts fenced and lighted, an athletic center with indoor swimming pool and weight room, a sales facility, a maintenance facility and infrastructure.

            1.39 "Facilities Construction Component": that portion of the Development Loan, not to exceed the Maximum Facilities Development Loan Amount, allocated in the Construction Budget to the construction of the Facilities, but in all events excluding the Interest Reserve Fund.

            1.40 "Force Majeure Event": an "act of God," a fire, a strike, a governmental order and/or injunction which is issued by a court of competent jurisdiction for reasons other than for Borrower's acts or omissions which would constitute a default under this Agreement, or a similar event beyond Borrower's reasonable control.

            1.41 "Guarantor": each person or entity now or hereafter guaranteeing all or any part of the Obligations (which is initially limited to Greensprings Plantation Resort, Inc., Offsite International, Inc., Plantation Group, L. L. C., Powhatan Associates, John J. Digges, Robert T. Gow and Kay F. Gow, David E. Legere and Patricia A. Legere, Marc B. Sharp and Wilma R. Sharp, Stephen E. Ball and Michele Z. Ball).

            1.42 "Guaranty": a primary, joint and several guarantee and subordination agreement made by a Guarantor of the Obligations, as it may be from time to time renewed, amended, restated or replaced. The Guaranties will exclude the Receivables Loan Obligations from the Obligations guaranteed and will be limited, as to the Construction Loan Obligations guaranteed by those Guarantors who are natural persons, all as more fully set forth in Exhibit P.

            1.43 "Improvements": the improvements to be constructed upon, added to or made to the Real Property as part of the Work, consisting



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                  of (a) the Facilities and the Time-Share Building (Phase I)
                  and (b) furniture, furnishings, fixtures and/or equipment necessary for the Improvements; and all as set forth in the Plans and Specifications and the Construction Contract(s) and as described in the Construction Budget.

            1.44 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default,

            1.45 "Instrument": a purchase money promissory note which has arisen out of the sale of a Time-Share Interest by Borrower to a Purchaser, is made payable by such Purchaser to Borrower, and is secured by a Purchaser Mortgage.

            1.46 "Insurance Policies": the insurance policies that Borrower is required to maintain and deliver pursuant to paragraph 6.10.

            1.47 "Interest Reserve Advance": a Development Loan Advance (or portion thereof) made to pay accrued and unpaid interest on the Development Loan.

            1.48 "Interest Reserve Fund": that portion of the Development Loan which is allocated within the Construction Budget for the monthly payment of interest accrued on the Development Loan.

            1.49 "Lender": FINOVA Capital Corporation and its successors and assigns.

            1.50  "Lender's Inspector": the meaning given to it in paragraph
                  8.1.

            1.51 "Loans": the Development Loan and the Receivables Loan; and "Loan": one of the Loans.

            1.52 "Lockbox Agent": Central Fidelity Bank, a Virginia corporation, or its successor as lockbox agent under the Lockbox Agreement.

            1.53 "Lockbox Agreement": an agreement to be made among Lender, Borrower and Lockbox Agent, which provides for Lockbox Agent to collect through a lockbox payments under Instruments constituting part of the Receivables Collateral and to remit them to Lender, as it may be from time to time renewed, amended, restated or replaced.

            1.54 "Maximum Development Loan Amount": the sum of the Maximum TimeShare Building (Phase I) Component Amount plus the Maximum Facilities Construction Component Amount plus the Interest Reserve Fund, which shall not exceed Six Million Eight Hundred Thousand Dollars ($6,800,000).

            1.55 "Maximum Development Loan Component Amounts": the Maximum Facilities Construction Component Amount and the Maximum TimeShare Building (Phase I) Construction Component Amount; and


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                  "Maximum Development Loan Component": one of the Maximum
                  Development Loan Components.

            1.56 "Maximum Facilities Construction Component Amount": Five Million Six Hundred Thousand Dollars ($5,600,000).

            1.57 "Maximum Receivables Loan Amount": subject to the provisions of paragraph 2.6. Thirty-Five Million Dollars ($35,000,000).

            1.58 "Maximum Time-Share Building (Phase I) Construction Component Amount": Seven Hundred Thousand Dollars ($700,000),

            1.59 "Minimum Project Equity": a cash expenditure to be made by Borrower for the purpose of paying a portion of the Construction Costs, which expenditure shall be equal to the difference between the unpaid cost of Completion of the Work and the Maximum Development Loan Amount, but in no event less than One Million Seven Hundred Fifty Thousand Dollars ($1,750,000),

            1.60 "Minimum Required Time-Share Approvals": all approvals required from governmental agencies in order to sell Time-Share Interests and offer them for sale at the Time-Share Project,

            1.61 "Notes": the Development Loan Note and the Receivables Loan Note, and "Note": one of the Notes.

            1.62 "Obligations": all obligations, agreements, duties, covenants and conditions of Borrower to Lender which Borrower is now or hereafter required to Perform under the Documents.

            1.63 "Oversight Agent": FINOVA Portfolio Services, Inc., an Arizona corporation and a wholly-owned subsidiary of Lender, or its successor as Oversight Agent under the Oversight Agreement.

            1.64 "Oversight Agreement": the agreement to be made among Lender, Borrower, Servicing Agent and Oversight Agent, which provides for Oversight Agent to perform for the benefit of Lender certain oversight functions with respect to the servicing of the Receivables Collateral, as it may be from time to time renewed, amended, restated or replaced.

            1.65 "Partial Release Fee": with respect to a Time-Share Interest to be released from the Borrower's Mortgage, an amount to be paid at the time of each release and to be determined as provided in the Borrower's Mortgage.

            1.66 "Performance" or "Perform": full, timely and faithful performance.

            1.67 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in EXHIBIT E.


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            1.68  "Personal Property": the property described in Exhibit M.

            1.69 "Plans and Specifications": the architectural, structural, mechanical, electrical and other plans and specifications for the construction of the Improvements and the completion of the rest of the Work prepared by Architect(s)/Engineer(s), as approved by Lender as modified from time to time with Lender's prior written consent.

            1.70 "Powhatan Assignment": a written assignment to be executed by Powhatan Associates ("Powhatan"), which creates in favor of Lender, as security for the performance of the Obligations, a perfected, direct. first and exclusive assignment of, and security interest in all of Powhatan's right, title and interest in any and all excess cash flow generated by the Powhatan Associates Mortgage Trust I, as more fully described in the Powhatan Assignment.

            1.71 "Prepayment Premium": the meaning given to it in paragraph 5.3(a).

            1.72 "Principal Work-Related Items": the Plans and Specifications and all agreements between Borrower and third parties pertaining to the Work, including, without limitation, Construction Contract(s) and Architect/Engineer Agreement(s), as approved by Lender in writing and modified from time to time with Lender's prior written consent.

            1.73  "Property": the Real Property and Personal Property.

            1.74 "Purchaser Mortgage": the purchase money deed of trust given to secure an Instrument.

            1.75 "Purchase Contract": a purchase contract pursuant to which Borrower has agreed to sell and a third party has agreed to purchase a Time-Share Interest.

            1.76  "Purchaser": a purchaser who has executed a Purchase Contract.

            1.77  "Real Property": the real property described in Exhibit L.

            1.78 "Receivables Assignment": a written assignment of specific Instruments and/or Purchaser Mortgages and their proceeds, executed by Borrower in the form of Exhibit A.

            1.79 "Receivables Collateral": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made;
                  (b) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments; (c) the Insurance Policies; (d) all Borrower's rights under all escrow agreements and accounts pertaining to any of the foregoing;
                  (e) to the extent of Borrower's interest therein, all reservation systems pertaining


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                  to the use of Time-Share Interests; (f) all contracts for the construction of Units as to which Instruments are being financed by Lender prior to completion of the Units, together with bonds, plans and specifications, and architectural , engineering and other design professional contracts related to the construction of such Units; (g) all data bases, files, books and records of Borrower pertaining to any of the foregoing; and (h) the cash and non-cash proceeds of all of the foregoing, including, without limitation (whether or not acquired with cash proceeds), all accounts, chattel paper, contract rights, documents, general intangibles, instruments, and equipment, inventory and other goods (as defined in the Uniform Commercial Code).

            1.80  "Receivables Loan": the loan made pursuant to paragraph
                  2.1(b).

            1.81 "Receivables Loan Advance": an advance of the proceeds of the Receivables Loan by Lender on behalf of Borrower in accordance with the terms and conditions of this Agreement. An Availability Advance is a Receivables Loan Advance.

            1.82 "Receivables Loan Borrowing Term": subject to the provisions of paragraph 2.6, the period commencing on the date of this Agreement and ending on the close of the Business Day (or if not a Business Day, the first Business Day thereafter) on the earlier of (a) the date thirty-six (36) months from the date of the first Receivables Loan Advance or (b) December 2, 1998.

            1.83 "Receivables Loan Fee": Three Hundred Fifty Thousand Dollars ($350,000).

            1.84 "Receivables Loan Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) which is one hundred twenty (120) months from the date of the last Receivables Loan Advance.

            1.85 "Receivables Loan Note": the "Receivables Loan Promissory Note" in form and substance identical to Exhibit D-2 to be made and delivered by Borrower to Lender pursuant to paragraph 4.1(a)(iii), as it may be from time to time renewed, amended, restated or replaced.

            1.86 "Required Completion Assurance Deposit": the definition given to it in paragraph 6.4(1).

            1.87 "Required Completion Date": August 31, 1996, plus such additional time which is necessary to achieve Completion of the Work and is due solely to the occurrence of one or more Force Majeure Events, but in no event later than the expiration of the Development Loan Borrowing Term.

            1.88 "Resolution": a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company



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                  and such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

            1.89 "Security Interest": a perfected, direct and first security interest, subject only to the Permitted Encumbrances, in and charge upon the property intended to be covered by it.

            1.90 "Servicing Agent": Borrower or its successor as Servicing Agent under the Servicing Agreement.

            1.91 "Servicing Agreement": an agreement to be made between Lender and Servicing Agent, which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Instruments constituting part of the Receivables Collateral, as it may be from time to time renewed, amended, restated or replaced.

            1.92 "Subordination Agreement(s)": the subordination agreement(s) made and delivered pursuant to paragraph 6.13, as it/they may be from time to time renewed, amended, restated or replaced.

            1.93 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

            1.94 "Third Party Consents": those consents which Lender requires Borrower to obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Documents.

            1.95 "Time-Share Association": Greensprings Plantation Resort Owners Association, a Virginia non-stock corporation, the association provided for in the Time-Share Declaration to manage the Time-Share Program and in which all owners of Time-Share Interests are members.

            1.96 "Time-Share Building (Phase I)": a time-share building consisting of four (4) units, each of which is a 4-bedroom unit capable of being locked off into two 2-bedroom units to be built as part of the Improvements.

            1.97 "Time-Share Building (Phase I) Construction Component": that portion of the Development Loan, not to exceed the Maximum Time-Share Building (Phase I) Construction Component Amount, allocated in the Construction Budget to the construction of the Time-Share Building (Phase I), but in all events excluding the Interest Reserve Fund.

            1.98 "Time-Share Declaration": that Time-Share Instrument for Greensprings Plantation Resort, A Vacation Ownership Resort, which is to be recorded in the real estate records of the county where



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                  the Real Property is located, as more fully described in
                  EXHIBIT E and when so recorded will establish the Time-Share Program.

            1.99 "Time-Share Interest": the estate described in EXHIBIT F in the Time-Share Project.

            1.100 "Time-Share Management Agreement": the management agreement from time to time entered into between the Time-Share Association and the Time-Share Manager for the management of the Time-Share Program.

            1.101 "Time-Share Management Agreement Assignment": a written assignment to be executed and delivered to Lender (and thereafter re-delivered as appropriate) by each Borrower and each Affiliate of Borrower if any of them is the Time-Share Manager and granting to Lender, granting to Lender as security for the performance of the Obligations, a perfected, direct and first assignment of the Time-Share Management Agreement, and as it may be from time to time renewed, amended, replaced or restated.

            1.102 "Time-Share Manager": the person from time to time employed by
                  Time-Share Association to manage the Time-Share Program.

            1.103 "Time-Share Program": the program by which Purchasers may own
                  Time-Share Interests in fee simple, enjoy their respective Time-Share Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

            1.104 "Time-Share Program Consumer Documents": the Purchase
                  Contract, Instrument, Purchaser Mortgage, deed of conveyance, credit application, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, exchange affiliation agreement and other documents used or to be used by Borrower in connection with the sale of Time-Share Interests.

            1.105 "Time-Share Program Governing Documents": the Declaration, the
                  Articles of Organization for the Time-Share Association, any and all rules and regulations from time to time adopted by the Time-Share Association, the Time-Share Management Agreement and any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the Time-Share Program in lieu of paying assessments.

            1.106 "Time-Share Program Governing Documents Assignment": a written assignment to be executed BY Borrower to Lender, which grants to Lender, as security for the Performance of the Obligations, a perfected, direct and first assignment of and security interest in, subject only to the Permitted Encumbrances, Borrower's rights in, to and under the Time-Share Program Governing Documents, as it may be from time to time renewed, amended, restated or replaced.

            1.107 "Time-Share Project": the time share resort or part of the resort described in EXHIBIT F and such other time share resorts or part thereof as Borrower may request and Lender may from time to time approve in writing.

            1.108 "Title Insurer (Borrower's Mortgage)": a title company which is acceptable to Lender and issues the Title Policy (Borrower's Mortgage).

            1.109 "Title Insurer (Purchaser)": a title company which is acceptable to Lender and issues a Title Policy (Purchaser).

            1.110 "Title Policy (Borrower's Mortgage)": an ALTA policy of title insurance in an amount not less than the Maximum Development Loan Amount, insuring Lender's interest in the Borrower's Mortgage as a perfected, direct, first and exclusive lien on the Real Property, subject only to the Permitted Encumbrances, issued by Title Insurer (Borrower's Mortgage) and in form and substance acceptable to Lender.

            1.111 "Title Policy (Purchaser Mortgage)": a policy of title insurance in an amount not less than the Borrowing Base of an Instrument, insuring Lender's interest in the Purchaser Mortgage securing such Instrument as a perfected, direct, first and exclusive lien on the Time-Share Interest encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer (Purchaser) and in form and substance acceptable to Lender.

            1.112 "Uncovered Cost of the Work": the amount equal to the excess
                  (if any) of (a) the remaining unpaid cost of Completion of the Work over (b) the committed and undisbursed portion of the Development Loan and the remaining balance of any Required Completion Assurance Deposits held by Lender.

            1.113 "Unit": a dwelling unit in the Time-Share Project.

            1.114 "Work": the construction of the Improvements and the acquisition and installation of any and all furniture, furnishings, fixtures and/or equipment required for the time-share use of the Time-Share Project or by the terms of this Agreement or shown on or described in the Plans and Specifications or the Construction Contract(s) or as costs on the Construction Budget.

            1.115 "Work Components": the Time-Share Building (Phase I) and the
                  Facilities; and "Work Component": one of the Work Components.

            1.116 "Work Progress Schedule": the schedule for the Completion of the Work and parts thereof, as approved by Lender in writing. The Work Progress Schedule approved by Lender on the date hereof is attached as Exhibit 0.

            1.117 "Work-Related Advance": a Development Loan Advance made for the purpose of paying or reimbursing Borrower for costs of the Work, excluding interest on the Development Loan.

            1.118 "Work-Related Advance Request": the written application of
                  Borrower on Lender's standard forms made by Borrower and such other parties as Lender may require specifying by name and amount all parties to whom Borrower is obligated for labor, materials, equipment or services supplied for the performance of the Work and all other expenses incidental to the Development Loan, the Real Property and the Completion of the Work, and requesting a Development Loan Advance for payment of such items, accompanied by an Affidavit of Borrower and such schedules, affidavits, releases, waivers, statements, invoices, bills and other documents as Lender may reasonably request. Work-Related Advance Requests under the Facilities Construction Loan Component and the Time-Share Construction Loan Component, respectively, shall be submitted on separate forms, indicating for which such component the Advance is being requested, but when submitted together shall constitute a single request for Development Loan Advance for the purposes of paragraph 4.2(b).

2.    LOAN COMMITMENT: USE OF PROCEEDS

      2.1         (a)   Development Loan Commitment: Determination of
                        Development Loan Advance Amounts; Retainage. Lender hereby agrees, if Borrower has Performed all the Obligations then due, to make Development Loan Advances.
                        Subject to the provisions of paragraph 4.4, the amount of each Interest Reserve Advance shall be in the amount of interest then accrued and unpaid on the Development
                        Loan. The amount of each Work-Related Advance shall be an amount equal to the costs of the Work covered by the applicable Work-Related Advance Request and allocated within the relevant Construction Budget for payment out of the Development Loan less an amount equal to the sum of (a) ten percent (10%) of the costs of such Work
                        ("Basic Retainage") and (b) any additional retainage
                        ("Additional Retainage") required under the Construction
                        Contract(s); provided, however, that Work-Related
                        Advances shall be made for stored or ordered materials not yet incorporated into the Improvements only upon terms and conditions set forth in EXHIBIT R. The Basic
                        Retainage shall apply to all "hard" costs of the Work but not to "soft" costs of the Work, and in no event shall the Basic Retainage apply to the costs of furniture and furnishings. The Additional Retainage shall be disbursed as part of the next Advance occurring after Lender has reasonably determined that a Contractor is entitled to it under the applicable Construction
                        Contract. The Basic Retainage for each Work Component shall be disbursed at the time of Substantial Completion
                        (as that term is defined in AIA Document A201, 1987 edition) of that Work Component to the extent Contractor(s) are then entitled to it under the Construction Contract(s) between Borrower and such Contractor(s) prior to final payment, subject to Lender's right to keep such portion of the Basic
                        Retainage as it may determine to be necessary to ensure
                        Completion of the Work, with such retained portion to be disbursed promptly after Completion of the Work. Lender shall have no obligation to make any Development Loan
                        Advance if after giving effect to such Advance the sum of (i) the unpaid principal balance of any Development
                        Loan Component, (ii) the committed and undisbursed portion of such Development Loan Component, and (iii) the Uncovered Cost of the Work attributable to the Work
                        Component being constructed with the proceeds of such Development Loan Component exceeds the Maximum
                        Development Loan Component Amount for such Development
                        Loan Component.

                  (b) Receivables Loan Commitment: Determination of Receivables Loan Advance Amounts. Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Receivables Loan Advances to Borrower for the purposes specified in paragraph 2.3(b). The maximum amount of a Receivables Loan Advance shall be equal to
                        (i) the Borrowing Base of the Eligible Instruments less
                        (ii) the then unpaid principal balance of the Receivables Loan; provided, however, at no time shall the unpaid principal balance of the Receivables Loan exceed the Maximum Receivables Loan Amount; provided, further, that until the Development Loan is paid in full, the amount of any Receivables Loan Advance shall not include any amount which would constitute an Availability Advance.

                  (c) Limitation on Total Amount of Advances. Lender shall have no obligation to make any Advance if after giving effect to the Advance the sum of (i) the unpaid principal balances of the Development Loan and the Receivables Loan, (ii) the committed and undisbursed portion of the Development Loan, and (iii) the Uncovered Cost of the Work exceeds Forty Million Dollars ($40,000,000).

                  (d) Limitation on Advances During Deferral of Conditions. Lender shall have no obligation to make any Advance, prior to the fulfillment of the conditions for which compliance may be deferred under paragraph 4.1A(d) of this Agreement, if after giving effect to the Advance the sum of the unpaid principal balance of the Development Loan and the Receivables Loan exceeds Two Million Six Hundred Thousand Dollars ($2,600,000).

      2.2         (a)   Development Loan Non-Revolving. The Development Loan
                        shall be non-revolving. All Development Loan Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Development Loan Advances after the expiration of the Development Loan Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make the Development Loan Advances thereafter on terms and conditions satisfactory to Lender.

                  (b) Receivables Loan Revolver. The Receivables Loan is a revolving line of credit; however, all of the Receivables Loan Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Receivables Loan Advances after the expiration of the Receivables Loan Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make Receivables Loan Advances thereafter on terms and conditions satisfactory to Lender.

                  (c) Continuation of Obligations Throughout Term. Whether or not Borrower's right to obtain Advances has terminated, this Agreement and Borrower's liability for Performance of the Obligations shall continue until the end of the Term.

      2.3         (a)   Use of Development Loan Advances. Borrower will use
                        Development Loan Advances only to pay or reimburse for the line-item expenses shown in the Construction Budget.
                        If the amount needed by Borrower for any line item expense set forth in the Construction Budget is less than the budgeted amount of the line item expense, such excess may be reallocated to other line items as approved by Lender in writing, such approval not to be unreasonably withheld.

                  (b) Use of Receivables Loan Advances. Borrower will use the proceeds of the Receivables Loan only for working capital and other business purposes, including, without limitation, repayment of the Development Loan.

      2.4 Minimum Borrowing Requirements. Until the earlier to occur of the end of the Receivables Loan Borrowing Term or a date one
                  (1) year following the date on which the Development Loan has been paid in full, Borrower shall assign to Lender, and shall request Receivables Loan Advances under, Receivables Collateral representing an aggregate minimum percentage ("Minimum Assignment Percentage") of the deferred purchase price (i.e. that part of the purchase price not paid at closing) of all Time-Share Interests from time to time sold in the Time-Share Project and financed by Borrower or an Affiliate of Borrower ("Seller Financed Time-Share Interests"), as follows:

                  (a) until the then outstanding principal balance of the Receivables Loan is not less than Ten Million Dollars ($10,000,000), the Minimum Assignment Percentage shall be at least seventy-five percent (75%); and

                  (b) thereafter, the Minimum Assignment Percentage shall be that percentage necessary to maintain (i) the outstanding principal balance of the Receivables Loan at not less than Ten Million Dollars ($10,000,000) and (ii) the percentage which the deferred purchase price of all Seller Financed Time-Share Interests assigned to Lender bears to the deferred purchase price of all Seller Financed Time-Share Interests at fifty percent (50%).

      2.5 Readvances of Receivables Collateral Process. Notwithstanding anything in the Loan Agreement to the contrary, after the Borrowing Term has expired, but subject to the provisions of this paragraph, Lender shall re-advance to Borrower each month a portion ("Refundable Receivables Collateral Proceeds") of the proceeds of the Receivables Collateral which were received by Lender during the preceding month if, but only if, the following conditions precedent are satisfied at the time of, and after giving effect to, such refund:

                  (a) neither an Event of Default nor Incipient Default has occurred and is continuing:

                  (b) the proceeds have not resulted from a casualty or condemnation; and

                  (c) Lender has received (i) a written request for the readvance, (ii) the reports for the preceding month required pursuant to paragraph 5.4(b), and (iii) a certificate signed by Borrower setting forth the amount of the Refundable Receivables Collateral Proceeds available to be re-advanced to Borrower and the calculation of that amount, setting forth the amount requested to be re-advanced, and certifying that all conditions precedent to the refund are satisfied.

                  The Refundable Receivables Collateral Proceeds which Lender is required to re-advance in any month shall be determined according to the following schedule based upon the LTVR at the end of the preceding month:

                  (a)   if the LTVR is greater than 80%, none:

                  (b) if the LTVR is 80% or less but greater than 70%, up to 30% of the excess at the end of the preceding month of
                        (i) 80% of the then unpaid principal balance of all Eligible Instruments (including Eligible Instruments substituted pursuant to paragraph 3.2) over (ii) the then unpaid principal balance of the Receivables Loan:

                  (c) if the LTVR is 70% or less but greater than 60%, up to 40% of the excess at the end of the preceding month of
                        (i) 70% of the then unpaid principal balance of all Eligible Instruments (including Eligible Instruments substituted pursuant to paragraph 3.2) over (ii) the then unpaid principal balance of the Receivables Loan; and

                  (d) if the LTVR is 60% or less, up to 50% of the excess at the end of the preceding month of (i) 60% of the then unpaid principal balance of all Eligible instruments (including Eligible Instruments substituted pursuant to paragraph 3.2) over (ii) the then unpaid principal balance of the Receivables Loan.

                  As used in this paragraph, when determining the Refundable Receivables Collateral Proceeds, the term "LTVR" shall mean the then ratio, expressed as a percentage, of the unpaid principal balance of the Receivables Loan to the unpaid principal balance of all Eligible Instruments (including Eligible Instruments substituted pursuant to paragraph 3.2). The Refundable Receivables Collateral Proceeds shall be re-advanced by Lender to Borrower by wire transfer within three (3) Business Days after Lender receives the information required pursuant to the first sentence of this paragraph and the amount re-advanced shall be deemed a Receivables Loan. Without limiting the generality of any other provision of this Agreement, Lender shall be entitled to charge its reasonable and customary fee in connection with each wire transfer of Refundable Receivables Collateral Proceeds, which currently is Twenty-Five Dollars ($25.00).

      2.6 Restrictions on Right to Receivables Loan Advances After Specified Date and in Excess of Thirty Million Dollars. At least thirty (30), but not more than ninety (90), days prior to requesting (a) the first Receivables Loan Advance which would cause the outstanding principal balance of the Receivables Loan to exceed Thirty Million Dollars ($30,000,000) or (b) the first Receivables Loan Advance which would be made on or after a date twenty-four (24)months from the initial Receivables Loan Advance, whichever of such Receivables Loan Advances is the first to occur, Borrower will give Lender notice of its intention to do so. As an additional condition precedent to such Receivables Loan Advance, (a) Lender shall have received the required notice and Borrower shall have delivered to Lender (or at Lender's option, Lender shall have obtained) such items as Lender may require [including, without limitation, the current searches, credit bureau reports and financial statements of the type described in paragraph 4.1A(c)(i)-(ii) and opinions as to such matters as Lender may reasonably require, in form and from counsel to Borrower satisfactory to Lender] in order to determine whether the conditions set forth in paragraphs 4.1F(a)-(c), inclusive, have been satisfied: and (b) Lender and Borrower shall have agreed in writing to the minimum required tangible net worth Borrower will be required to maintain after that date. The costs of any UCC, tax lien, litigation, judgment and bankruptcy searches and credit bureau and Dun & Bradstreet reports required by Lender shall be paid by Lender; but otherwise, the items required pursuant to the terms of the preceding sentence will be provided at Borrower's expense.

      2.7 Option to Prepay the Loans. In addition to its rights to prepay the Loans as may be set forth elsewhere in this Agreement or the Notes, subject to the terms and conditions of this paragraph, Borrower may prepay the Loans in full but not in part if Lender sells or assigns its entire interest in either of the Loans or the Collateral, except for an assignment for security purposes, to any person other than an Affiliate of Lender. If Borrower wishes to exercise such option, it must give Lender notice ("Loan Transfer Prepayment Notice") of its intention to do so within ninety (90) days after notice ("Loan Transfer Notice") is given to Borrower that such a sale or transfer has occurred and must prepay both Loans in full but not in part, together with a Prepayment Premium calculated at the time of prepayment as if the prepayment was an involuntary prepayment made pursuant to paragraph 5.3(c), within one hundred twenty (120) days after the Loan Transfer Notice is given to Borrower. If Borrower fails to give the Loan Transfer Notice or to prepay the Loans, together with the applicable Prepayment Premium, within the period applicable pursuant to the preceding sentence, then Borrower's option under this paragraph shall terminate: provided that termination of such option shall not affect Borrower's rights to prepay the Loans as may be set forth elsewhere in this Agreement or the Notes.

3.      SECURITY

        3.1 Grant of Security Interest in Receivables Collateral. To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Receivables Collateral. Such Security Interest shall be absolute, continuing and applicable to all existing and future Advances and to all of the Obligations. All of the Receivables Collateral shall secure repayment of the Loans and the Performance of the other Obligations. Borrower will unconditionally assign and deliver to Lender. with full recourse, all Instruments which are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Receivables Collateral; provided, however, that Lender shall not take any action which is described in paragraph 7.2(c) unless an Event of Default exists.

        3.2 Ineligible Instruments. If (a) a previously Eligible Instrument which is part of the Receivables Collateral ceases to be an Eligible Instrument ("Ineligibility Event") and (b) as a result of such Ineligibility Event, the outstanding principal balance of the Receivables Loan exceeds the Borrowing Base of all Eligible Instruments, then within thirty
                  (30) days thereafter Borrower will
                  either (i) make to Lender a principal payment in an amount equal to the positive remainder ("Borrowing Base Shortfall"), if any, obtained by subtracting the Borrowing Base of all Eligible Instruments from the unpaid principal balance of the Receivables Loan, together with interest, costs and expenses attributable thereto, or (ii) replace any one or more of such ineligible Instruments with one or more Eligible Instruments having an aggregate Borrowing Base not less than the Borrowing Base Shortfall. Simultaneously with the delivery of the replacement Eligible Instrument to Lender for an ineligible Instrument, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.1, together with a "Borrower's Certificate" in form and substance identical to EXHIBIT G. Lender will reassign and/or endorse to Borrower, without recourse or warranty of any kind, the ineligible Instrument causing the Ineligibility Event if:

                  (a)    no Event of Default or Incipient Default exists; and

                  (b) (i) Borrower has made any principal payment or replacement with an Eligible Instrument as required above in connection with the Ineligibility Event, or
                         (ii) there is no Borrowing Base Shortfall and Borrower has requested Lender in writing to release the ineligible Instrument.

                  Borrower will prepare the reassignment instrument, which shall be in form and substance identical to EXHIBIT G-1, and shall deliver it to Lender for execution, and Lender will send Borrower the reassignment instrument and the Instruments being re-assigned within ten (10) Business Days after satisfaction of the conditions specified in the foregoing sentence.

        3.3 Maintenance of Security. Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Document), the Borrower's Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement.

        3.4 Partial Releases from Borrower's Mortgage. Borrower shall be entitled to the release of Time-Share Interests from the Borrower's Mortgage according to the terms and conditions of the Borrower's Mortgage.

4.      ADVANCES

        4.1A General Conditions Precedent to Initial Advance. Lender's obligation to make the initial Advance shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement having been satisfied:

                (a) Documents. Borrower shall have delivered to Lender the following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

                        (i)     this Agreement;

                        (ii)    the Development Loan Promissory Note;

                        (iii)   the Receivables Loan Promissory Note;

                        (iv)    the Guaranties:

                        (v)     the Subordination Agreements;

                        (vi)    the Borrower's Mortgage;

                        (vii)   the Borrower's Security Agreement;

                        (viii)  the Borrower's Assignments;

                        (ix)    the Powhatan Assignment:

                        (x)     the Environmental Certificate:

                        (xi) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the Collateral;

                        (xii) a favorable opinion or opinions from independent counsel for Borrower in form and substance substantially identical to Exhibit I:

                        (xiii) a favorable opinion or opinions from independent counsel for Guarantors in the form and substance substantially identical to EXHIBIT I:

                        (xiv)   the Lockbox Agreement;

                        (xv)    the Servicing Agreement:

                        (xvi)   Oversight Agreement;

                        (xvii)  the Title Policy (Borrower's Mortgage):

                        (xviii) the Third Party Consents; and

                        (xix) agreements executed by all persons owning or having a lien on any real property intended to be available to owners of Time-Share Interests which assure the satisfaction of the condition specified in paragraph 4.1A(b)(xxvii).

                (b) Organizational, Time-Share Project and Other Due Diligence Documents. Borrower shall have delivered to Lender at least ten (10) Business Days (unless a longer period is expressly specified) prior to the date of the
                        Advance:

                        (i) the Articles of Organization of Borrower, each of the Guarantor(s), any other surety for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

                        (ii) the Resolutions of Borrower, each of the Guarantor(s) which is not an individual , any other surety for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

                        (iii) a Phase I environmental assessment of the Real Property;

                        (iv) evidence that all taxes and assessments on the Property have been paid;

                        (v) a title commitment or preliminary title report for the issuance of the Title Policy (Borrower's Mortgage), together with copies of all documents referred to therein;

                        (vi) unless waived in writing by Lender, at least fifteen (15) Business Days prior to such Advance, a 1988 ALTA/ACSM survey map of the Real Property prepared by a licensed land surveyor acceptable to Lender, showing the Real Property, evidence of access to the Real Property, all easements necessary to the operation and use of the Real Property, and such other details as Lender may reasonably require, and a copy of the recorded condominium map for the Time-Share
                                Project:

                        (vii) at least fifteen (15) Business Days prior to such Advance, all licenses and certificates for the construction of the Improvements and the use and operation (exclusive of certificates of occupancy or other licenses and certificates dependent upon completion of construction of the Improvements) of the Time-Share Project and Real Property for time-share and other intended uses, including certificates of occupancy and environmental permits:

                        (viii) evidence the Real Property is zoned for time-share and other intended uses;

                        (ix) at least fifteen (15) Business Days prior to such Advance, the Minimum Required Time-Share Approvals;

                        (x) at least fifteen (15) Business Days prior to such Advance, a copy of the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents;

                        (xi)    the Insurance Policies;

                        (xii) at least fifteen (15) Business Days prior to such Advance, evidence that the Real Property is not located within a flood prone area or, if within a flood zone, evidence that flood insurance has been obtained;

                        (xiii) at least fifteen (15) Business Days prior to such Advance, evidence of the current and continued availability of utilities necessary to serve the Real Property for time-share and other intended uses;

                        (xiv) at least fifteen (15) Business Days prior to such Advance, evidence of access to and parking for the Real Property adequate for time-share and other intended uses;

                        (xv) evidence that Borrower has invested in the Property an amount equal to the Minimum Project Equity;

                        (xvi) at least fifteen (15) days prior to such Advance, a soils test report with respect to the suitability of the soils on the Real Property for purposes of constructing the Improvements;

                        (xvii) at least fifteen (15) Business Days prior to such Advance, if required by Lender, a pro forma balance sheet of Borrower, showing the projected financial condition of Borrower immediately following the closing of, and first Advance under, the Loans;

                        (xviii) at least fifteen (15) Business Days prior to
                                such Advance, a flood and drainage study with respect to the Real Property and the Improvements;

                        (xix) at least fifteen (15) Business Days prior to such Advance, the Architect/Engineer Agreement for each Architect/Engineer and such certificates as Lender may require from each Architect/Engineer regarding the adequacy of the Plans and Specifications (including, without limitation, their compliance with the Americans With Disabilities Act and all other applicable laws and regulations) and the Construction Budget and such other matters as Lender may deem pertinent:

                        (xx) at least fifteen (15) Business Days prior to such Advance, Plans and Specifications complete in all respects (subject only to Lender's approval):

                        (xxi) at least fifteen (15) Business Days prior to such Advance, the Construction Budget complete in all respects (subject only to Lender's approval);

                        (xxii) at least fifteen (15) Business Days prior to such Advance, a detailed draw schedule;

                        (xxiii) at least fifteen (15) Business Days prior to
                                such Advance, the Work Progress Schedule complete in all respects (subject only to Lender's approval);

                        (xxiv) at least fifteen (15) Business Days prior to such Advance, a list of all Contractors with whom Borrower has contracted (i.e. direct contractors) and all subcontractors and materialmen, all whom must be satisfactory to
                                Lender:

                        (xxv) at least fifteen (15) Business Days prior to such Advance, fixed price Construction Contracts necessary for Completion of the Work between Borrower and Contractors and for all subcontractors performing major portions of the Work; and such certificates as Lender may request from the direct Contractors regarding the adequacy of the Budget and such other matters as Lender may reasonably deem appropriate; all information as Lender may reasonably require regarding all direct Contractors, and, if required by Lender, the subcontractors performing major portions of the Work (which, if available, may consist of financial statements for the last two years and federal employer tax identification numbers);

                        (xxvi) at least fifteen (15) Business Days prior to such Advance, all building permits, licenses and, if any, architectural committee approvals necessary for the construction of the Improvements and Completion of the Work:

                        (xxvii) evidence satisfactory to it that owners of
                                Time-Share Interests shall have the right to use all amenities within the Time-Share Project upon the same terms and conditions as owners of other time-share interests in the Time-Share Project and that each owner of a Time-Share Interest which has been sold by Borrower has a right, which cannot be disturbed by any third party, to use the amenities which are part of the Time-Share Project so long as the owner is not in default of its obligations to pay the purchase price of its Time-Share Interest, to pay the normal assessments to the Time-Share Project owner's association and to comply with reasonable covenants, conditions and restrictions with respect to the use of such amenities;

                       (xxviii) the items described in paragraph 4.1B if the
                                Advance includes a Work-Related Advance;

                        (xxix) the items described in paragraph 4.1F if the Advance includes a Receivables Loan Advance; and

                        (xxx) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

                (c) Lender shall have received the following in form and substance satisfactory to Lender:

                        (i) current lien, litigation, judgment and bankruptcy searches for Borrower, Guarantors and the Time-Share Association conducted in such jurisdictions as Lender deems appropriate;

                        (ii) credit bureau reports and Dun & Bradstreet reports on Borrower and Guarantors, respectively;

                        (iii) current financial statements of all Guarantors in form and detail satisfactory to Lender, and such financial statements must be satisfactory to Lender in its sole discretion; provided that Lender acknowledges that current financial statements for Powhatan Associates have been received and are satisfactory; and

                        (iv) the report of Lender's Inspector with respect to the Construction Budget, Plans and Specifi-cations, Contracts, Work Progress Schedule, and other construction-related items.

                (d) Deferral of Satisfaction of Certain Conditions. Subject to the provisions of paragraph 2.1(d) limiting the unpaid principal balance of the Loans under such circumstances, so long as Borrower is not in default of its obligations under paragraph 6.5(b) and has approved the form and substance of all Documents for which execution and delivery has been deferred, Borrower may defer satisfaction of the conditions specified in items 4.1A(a)(viii) (to the extent of the Time-Share Program Governing Documents Assignment only) 4.1A(b)(vii) (to the extent of the Minimum Required Time-Share Approvals only), (ix) and (x) until October 15, 1995. With respect to the maintenance facility and amenity complex, Borrower may defer satisfaction of the conditions specified in items 4.1A(b)(vii), (xix), (xx), (xxv), and
                        (xxvi) and Lender shall make no Advance for such improvements until satisfaction of those conditions.

        4.1B Additional Conditions Precedent for Initial Work-Related Advance. For the initial Work-Related Advance, Lender's obligation to make such Advance shall be subject to the additional terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement:

                (a) Borrower shall have satisfied all conditions set forth in paragraph 4.1A; and

                (b) Borrower shall have satisfied the terms and conditions set forth in EXHIBIT J-1, including delivery to Lender of the items called for therein at least ten (10) Business Days prior to the date of such Work-Related Advance or such longer period as may be described in EXHIBIT J-1.

        4.1C Additional Conditions Precedent for Subsequent Work-Related Advance. For each Work-Related Advance after the initial Work-Related Advance, Lender's obligation to make such Advance shall be subject to the terms and conditions set forth in EXHIBIT J-1, including delivery to Lender of the items called for therein at least ten (10) Business Days prior to the date of such Work-Related Advance.

        4.1D Additional Conditions Precedent for Initial Receivables Loan Advances. For the initial Receivables Loan Advance, Lender's obligation to make such Receivables Loan Advance shall be subject to the additional terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement:

                (a) Borrower shall have satisfied all conditions set forth in paragraph 4.1A;

                (b) Borrower shall have satisfied the terms and conditions set forth in EXHIBIT J-2, including delivery to Lender of the items called for therein at least three (3) Business Days prior to the date of such Receivables Loan Advance; and

                (c) such legal opinions as Lender may require in its discretion from Borrower's and Lender's counsel.

        4.1E Additional Conditions Precedent for Subsequent Receivables Loan Advances. For each Receivables Loan Advance after the initial Receivables Loan Advance, Lender's obligation to make such Receivables Loan Advance shall be subject to the terms and conditions set forth in paragraph 2.6 and/or in EXHIBIT J-2, including delivery of the items called for therein at least three (3) Business Days prior to the date of such Receivables Loan Advance.

        4.1F General Conditions Precedent to All Advances. Lender's obligation to fund any Advance is subject to and conditioned upon the additional terms and conditions set forth in the following subparagraphs remaining satisfied at the time of such
                Advance:

                (a) No material adverse change shall have occurred in the Time-Share Project or in the business or financial condition of Borrower or any Guarantor since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any Guarantor.

                (b) There shall have been no material , adverse change in the warranties and representations made in the Documents by Borrower, any Guarantor and/or any surety for the performance of the Obligations.

                (c) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

                (d) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

                (e) Borrower shall have paid to Lender so much of the Receivables Loan Fee and the Development Loan Fee and all other fees, as are required to be paid at the time of the Advance.

                (f) Borrower shall not be entitled to any Receivables Loan Advance or any subsequent Development Loan Advance unless on or before August 15, 1995, all Documents have been executed by persons required to do so and the initial Development Loan Advance has been made.

        4.1G Conditions Satisfied at Borrower's Expense. The conditions to Advances shall be satisfied by Borrower at its expense.

        4.2     Advance Requests.

                (a) Receivables Loan Advances shall be made in amounts not less than One Hundred Thousand Dollars ($100,000). Requests for Receivables Loan Advances shall be made no more than twice in any calendar month, Borrower shall pay an administrative fee, as a withholding from the second Advance under the Receivables Loan in any calendar month, in an amount equal to the greater of (i) $500, and (ii) one quarter of one percent (0.25%) of the amount of such second Advance.

                (b) Development Loan Advances (other than Interest Reserve Advances) shall be made in amounts not less than Two Hundred Fifty Thousand Dollars ($250,000) or, if the undisbursed portion of a Development Loan Component is less, the final Development Loan Advance of such Development Loan Component may be in such lesser amount. Development Loan Advances shall be made no more frequently than once per calendar month; provided, however, that two such Advances may be made in a calendar month, so long as one such Advance is an Interest Reserve Advance.

        4.3 Disbursement of Advances. Advances may be payable to Borrower; or if requested by Borrower and approved in writing by Lender, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower. Advances shall be disbursed by wire transfer or, at Borrower's option exercised by written request to Lender, by check or drafts. Borrower will pay Lender's reasonable charge in connection with any wire transfer, which is currently Twenty-Five Dollars ($25). Lender may, at its option, withhold from any Advance any sum (including costs and expenses) then due to it under the terms of the Documents or which Borrower would be obligated to reimburse Lender pursuant to the Documents if first paid directly by Lender.

        4.4 Interest Reserve Advances. If neither an Event of Default nor an Incipient Default exists and subject to the terms and conditions applicable to Interest Reserve Advances, during the Development Loan Borrowing Term and, in Lender's discretion, after expiration of the Development Loan Borrowing Term to the extent that the Interest Reserve Fund has not been exhausted, Lender will charge the Interest Reserve Fund for monthly interest billings on the Development Loan until it has been exhausted. If the Interest Reserve Fund is exhausted, Borrower will pay to Lender the monthly installments of interest on the Note in accordance with the terms of the Note.

        4.5 No Waiver. Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the

                Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

5.      NOTES; MAINTENANCE OF BORROWING BASE; PRE-PAYMENTS; SERVICING AND
        COLLECTION

        5.1 Repayment of Loans. The Development Loan and the Receivables Loan shall be evidenced by the Development Loan Note and the Receivables Loan Note, respectively, and shall be repaid in immediately available funds according to the terms of such Notes and the Documents.

        5.2     (a)     Development Loan Minimum Required Principal Payments.
                        Until principal , interest and other sums due under the Documents have been paid, exclusive of principal, interest and other charges on the Receivables Loan Note, Borrower will make to Lender at the time of each partial release of a Time-Share Interest from the Borrower's
                        Mortgage a principal payment equal to the Partial
                        Release Fee required to be paid in connection with such partial release. On each of the first and second anniversary dates of the last Advance under the Development Loan, Borrower will make to Lender a principal payment on the Development Loan in an amount equal to the positive remainder, if any, obtained by subtracting the maximum allowable Development Loan principal balance for such anniversary date set forth below from the then outstanding principal balance of the Development Loan:

                           Anniversary of                     Maximum Principal
                            Last Advance                         Balance
                           --------------                     -----------------
                                1                               $4,500,000
                                2                               $2,750,000

                  (b) Receivables Loan Minimum Required Principal Payments. If for any reason the aggregate principal amount of the Receivables Loan outstanding at any time shall exceed the then Borrowing Base of all Eligible Instruments, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest on such principal payment, subject to Borrower's right to provide sufficient Eligible Instruments or make principal payments as provided in paragraph 3.2(b).

        5.3      (a)    Prohibitions on Prepayment; Prepayment Premiums.  Except
                        as expressly provided below, by Lender in writing in its discretion or as otherwise provided in paragraph 2.7 or the Notes, Borrower will not be entitled to prepay, in whole or in part, either of the Loans. Commencing on the date which is two (2) years after the date of last Receivables Loan
                        Advance ("Receivable Loan Opening Prepayment Date") if neither an Event of Default nor an Incipient Default has occurred and is continuing, then Borrower shall have the option to prepay the Receivables Loan in full but not in part on any date an installment is due on the Receivables Loan Note upon sixty (60) days prior written notice and the simultaneous payment of a prepayment premium ("Prepayment Premium"), which shall be determined in accordance with the following prepayment premium schedule (expressed as a percentage of the unpaid principal balance of the Receivables Loan on the date of prepayment):

                               Year                 Prepayment Premium
                               ----                 ------------------
                                1-2               Prepayment Not Permitted
                                3-4                          4%
                                 5                           3%
                                 6                           2%
                           7 and thereafter                  1%

                        "Year" as used above refers to the twelve (12) month period commencing on the Receivables Loan Opening Prepayment Date with the second year commencing on the first anniversary of that event and each succeeding year commencing on the appropriate anniversary of that event, provided that the last year shall end on the maturity date of the Receivables Loan.

                (b) Exceptions to Prepayment Prohibitions. Notwithstanding anything in paragraph 5.3(a) to the contrary, the following shall not be prepayments prohibited pursuant to paragraph 5.3(a) or to require the payment of any Prepayment Premium: (i) principal payments scheduled under the Notes [including, without limitation, those payments required pursuant to paragraphs 5.2(a) and (unless due to an intentional misrepresentation or breach of warranty concerning the Receivables Collateral qualifying as Eligible Instruments) 5.2 (b)]; (ii) repayments of the Development Note made with proceeds of Receivables Loan Advances; and (iii) prepayments of the Receivables Loan resulting from prepayments of the Receivables Collateral by Purchasers which have not been solicited by Borrower in breach of its Obligations under this Agreement.

                (c) Prepayment Premium Payable for Involuntary Prepayments. A Prepayment Premium determined in accordance with the schedule set forth in paragraph 5.3(a) shall be payable regardless of whether the prepayment of the Development Loan or Receivables Loan is voluntary or is required because repayment of such Loan has been accelerated pursuant to any of Lender's rights under the Documents (including, without limitation, any right to accelerate following (i) casualty or condemnation to the Property or (ii) an Event of Default). If an involuntary prepayment occurs during a period for which no Prepayment Premium has been specifically scheduled in paragraph 5.3(a), the applicable Prepayment Premium shall be four percent (4%).

        5.4     (a)     Intentionally Omitted.

                (b) Lockbox Collections and Servicing. Lockbox Agent shall collect payments on the Instruments constituting part of the Receivables Collateral and remit collected payments to Lender on the fifteenth (15th) and last days (or if such day is not a Business Day, on the preceding Business Day) of each and every month after the date of the first Receivables Loan Advance, according to the terms of the Lockbox Agreement. Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent. Servicing Agent shall furnish to Lender at Borrower's sole cost and expense, no later than the fifteenth (15th) day of each month commencing with the first full calendar month following the date of this Agreement, a report, substantially in the format of EXHIBIT K, which: (i) shows as of the end of the prior month with respect to each Instrument which constitutes part of the Receivables Collateral (A) all payments received, allocated between principal and interest, (B) the closing balances, (C) present value, and (D) consumer interest rates; and (ii) indicates delinquencies of thirty (30), sixty (60), ninety (90) days and in excess of ninety (90) days. Borrower will pay without notice or demand any amount which was due and payable by Borrower on the last Business Day of the preceding month covered by such reports within five (5) Business Days of Borrower's knowledge of such amounts. If such reports are not timely received, Lender may estimate the amount which was due and payable. Borrower will pay upon demand the amount determined by Lender in good faith to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five (5) Business Days after receipt of written request therefor by Borrower. At the end of each calendar quarter, Borrower will deliver or cause the Servicing Agent to deliver to Lender a current list of the names, addresses and phone numbers of the obligors on each of the Instruments constituting part of the Receivables

                         Collateral. Borrower will also deliver or cause Servicing Agent to deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Instruments constituting part of the Receivables Collateral as Lender may from time to time reasonably require.

                  (c) Oversight Agreement. Borrower will enter into and perform and cause Servicing Agent to enter into and perform their respective obligations under the Oversight Agreement. All fees and charges of Oversight Agent for services provided under the Oversight Agreement shall be the sole responsibility of Lender.

                  (d) Replacement of Agents. Lender, subject to any additional restriction thereon contained in the Lockbox Agreement or the Servicing Agreement may at any time and from time to time substitute a successor or successors to any Agent acting under the Lockbox Agreement or the Servicing Agreement; provided such Agent has acted negligently in the performance of its duties or responsibilities.

        5.5 Application of Proceeds. Any and all payments received by Lender with respect to the Obligations (including, without limitation, payments made with proceeds of the Collateral but excluding funds set aside/held in escrow prior to the expiration of a Purchaser's statutory rescission rights) shall be first applied to the payment of all late charges, costs, fees and expenses required by the Documents to be paid by Borrower ("First Priority Application"); then to accrued and unpaid interest on the Loans in such order and manner as Lender may determine; and then to principal of the Loans in such order and manner as Lender may determine. Notwithstanding anything in the preceding sentence to the contrary, after the First Priority Application, remaining proceeds of the payments made pursuant to paragraph 5.2(a) shall be applied first to the principal balance of the Development Loan Note, and then to accrued and unpaid interest due under the Development Loan Note. The provisions of this paragraph are subject to the parties rights and obligations under Article VII and the other Documents as to the application of proceeds of the Collateral following an Event of Default.

        5.6 Borrower's Unconditional Obligation to Make Payments. Whether or not the proceeds from the Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

6.      BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        6.1      (a)    Good Standing. Borrower and each of its venturers are,
                        and will remain at all times, duly organized, validly existing and in good standing under the laws of Virginia and are authorized and will remain at all times authorized, to do business in Virginia and in each jurisdiction in which Borrower is at any time selling Time-Share
                        Interests or where at any time the location or nature of its properties or its business makes such qualification necessary. Borrower has and will maintain full authority to Perform the Obligations and to carry on its business and own its property.

                (b) Power and Authority; Enforceability. Borrower has and will maintain full power and authority to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by Borrower's Articles of Organization and all applicable laws for Borrower to obtain the Loans, to execute and deliver the Documents which have been or will be executed and delivered in connection with the Loans and to perform the Obligations has been duly and effectively taken. The Documents are and shall be, legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery, or enforceability of the Documents.

                (c) Borrower's Principal Place of Business. Borrower's principal place of business is located in the Commonwealth of Virginia, and Borrower will not move its principal place of business except upon not less than sixty (60) days prior written notice to Lender.

        6.2 No Litigation. There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the Performance of the Obligations, the Time-Share Project, the business or financial condition of Borrower, the Collateral, or the ability of Borrower to Perform the Obligations. Borrower will promptly notify Lender if any such action, litigation or proceeding is commenced or threatened.

        6.3     (a)     Adequacy of Principal Work-Related Items. The Principal
                        Work-Related Items delivered to Lender are adequate (or will be adequate at the time required to be delivered to Lender pursuant to this Agreement) and will continue at all times to be adequate for Completion of the Work. The
                        Principal Work-Related Items delivered to Lender are in full force and effect; no third party bound thereby is in default of its obligations thereunder or has threatened to terminate Borrower's rights thereunder; Borrower has paid all sums and performed all other obligations it has under them; and no third party bound thereby has any defense to the enforcement of Borrower's rights thereunder. No moratorium or other legal impediment exists or, to the knowledge of Borrower, is threatened with respect to the issuance of any permit or approval necessary to use the Time-Share Project for intended time-share purposes upon Completion of the Work.

                (b) Adequacy of Construction Budget. Borrower will cause the Construction Budget to accurately and completely set forth the types and estimated maximum amounts of all costs which must be incurred for Completion of the Work to occur.

                (c) Adequacy of Streets and Utilities. All streets, easements, and utilities (including potable water, storm and sanitary sewer, gas, electric, telephone and cable television facilities and garbage removal) necessary for the Completion of the Work and use of the Real Property for intended time-share purposes have been completed, paid for in full and are available at the boundaries of the Real Property. All water and sewer treatment plants and power generation facilities intended to serve the Real Property have been constructed and are operational; and upon Completion of the Work, will have adequate capacity and size to serve the intended time-share use of the Real Property.

                (d) Status of Work; Break in Priority. To the extent work, equipment, materials, services or work of any kind has been performed or provided with respect to the Real Property that may give rise to any mechanics or similar statutory lien which will have priority to the lien of the Borrower's Mortgage (including, without limitation, the destruction or removal of existing Improvements, site work, clearing, grubbing, draining or fencing of the Real Property), such work, equipment, materials and services must be fully disclosed in writing to Lender and Title Insurer (Borrower's Mortgage) prior to recordation of the Borrower's Mortgage, such work, equipment, materials and services must be satisfactory to Lender and Lender's Inspector, and Title Insurer (Borrower's Mortgage) must insure the priority of the Borrower's Mortgage over all such liens.

        6.4     Work-Related Covenants. Borrower will:

                (a) cause the progress of the Work to occur in substantial compliance with the Work Progress Schedule, subject to Force Majeure Events, all in accordance with the Plans and Specifications, Construction Contract(s), applicable laws, regulations and private restrictions, the Documents, sound construction engineering and architectural principles and commonly accepted safety standards, lien free and free from defective materials and workmanship; and cause Completion of the Work to occur on or before the Required Completion Date.

                (b) (i) pay when due all costs, expenses and claims pertaining to the Work; (ii) deliver to Lender during the course of the Work in order to monitor and/or provide assurance that the Work is proceeding lien free in accordance with the Plans and Specifications, the Construction Contract(s), applicable laws, regulations and private restrictions, the Documents, sound construction; engineering and architectural principles and commonly accepted safety standards: bills of sale, conveyances and paid invoices pertaining to the Work; all waivers and releases of lien or claims on the Real Property and/or the Improvements in connection with the Work which Lender may determine to be necessary or may otherwise reasonably request for its protection; from persons acceptable to Lender, additional engineering or architectural studies and reports as Lender or Lender's Inspector may reasonably require; and (iii) record all notices of commencement/ completion and similar notices permitted by applicable laws and regulations which have the effect of shortening periods within which mechanics and similar liens may be filed;

                (c) allow Lender, Lender's Inspector and/or its agents and employees to inspect the Work at all reasonable times, with the costs of such inspections to be borne by Borrower to the extent provided in paragraph 6.16(a);

                (d) not enter into any Architect/Engineer Agreement or Construction Contract with respect to the Improvements except upon terms and with such parties as Lender may approve in writing, such approval not to be unreasonably withheld;

                (e) deliver all Principal Work-Related Items to Lender promptly after obtaining them (or at such earlier time as may be required pursuant to paragraph 4.1);

                (f) not amend any of the Principal Work-Related Items except with Lender's prior written approval. not to be unreasonably withheld, and for change orders which (i) do not change the cost of Completion of the Work by more than Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate beyond that shown in the Construction Budget as originally approved by Lender and (ii) do not affect the design, structural integrity or quality of the Improvements;

                (g) perform all its obligations and preserve its rights under the Principal Work-Related Items and secure the performance of the other parties to the Principal Work-Related Items;

                (h) deliver to Lender promptly after substantial completion of the Improvements, a survey certified to Lender, Title Insurer (Borrower's Mortgage) and Title Insurer (Purchaser Mortgage) by a licensed surveyor or engineer acceptable to Lender, showing such Improvements and that the location thereof is entirely within the property lines of the Real Property and does not encroach upon, breach, or violate any set back line, easement or similar restriction and meeting ALTA standards and other reasonable requirements of the Lender, Title Insurer (Borrower's Mortgage) and Title Insurer (Purchaser Mortgage);

                (i) deliver to Lender: prior to each Work-Related Advance, at Lender's option, an endorsement ("date down endorsement") issued by the Title Insurer (Borrower's Mortgage) insuring Lender against any loss by reason of defects in, mechanic's or similar statutory liens upon or unmarketability of the title to the Real Property, as well as insuring that the Borrower's Mortgage, at the time of each Work-Related Advance, constitutes a valid first lien upon the Real Property, subject only to the Permitted Encumbrances; promptly after the construction of the foundation for any building forming part of the Improvements, an endorsement insuring that such foundation is located on the Real Property within all side and set-back lines and does not encroach upon any easements, rights-of-way (public or private) or upon any adjoining landowner's property; and promptly after substantial completion of the Improvements has occurred, an endorsement insuring that the Improvements are located upon the Real Property within all side and setback lines and do not encroach upon any easements, rightsof-way (public or private) or upon any adjoining landowner's property; and upon Completion of the Work, a date down endorsement;

                (j) after obtaining knowledge or receiving notice thereof, correct or cause to be corrected (i) any material defect in the Work, (ii) any material departure in the completion of the Work from the Plans and Specifications or the Construction Contract(s) (unless expressly permitted in this Agreement or consented to in writing by Lender), any applicable laws, regulations or private restrictions, sound, construction, engineering or architectural principles or commonly accepted safety standards or (iii) any encroachment of any part of the Improvements on any building line, easement linee or restricted area, or any adjacent landowner's property;

                (k) promptly deliver to Lender any and all notices received by Borrower that it is not complying with applicable laws, regulations and private restrictions pertaining to the Work or that the Work is not being completed in accordance with the Plans and Specifications, the Construction Contract(s), sound construction, engineering and architectural principles and commonly accepted safety standards,

                (1) if at any time there exists or appears likely to exist any Uncovered Cost of the Work, Borrower will notify Lender within fifteen (15) Business Days (and in any event prior to the next Advance) after obtaining knowledge thereof; within the earlier of such fifteen
                        (15) Business Day period or fifteen (15) Business Days after Lender's demand that it do so, Borrower will deliver to Lender a cash deposit ("Required Completion Assurance Deposit") equal to the Uncovered Cost of the Work; in the event of any dispute, the necessity for and amount of the Required Completion Assurance Deposit shall be determined by Lender; the Required Completion Assurance Deposit shall be deposited in an interest-bearing account, such interest accruing to the benefit of Borrower, provided that Lender will disburse the Required Completion Assurance Deposit to pay and/or reimburse Borrower for the costs of the Work prior to any further disbursement of the Development Loan for such purpose, but subject to the terms and conditions of this Agreement pertaining to the disbursement of Development Loan Advances; and Lender is hereby granted a security interest in all Required Completion Assurance Deposits, together with interest accruing thereon, from time to time held by Lender;

                (m) cause all materials supplied for or intended to be utilized in the Completion of the Work, but previously not affixed to or incorporated into the Improvements, to be stored on the Real Property with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage or commingling with other materials; and

                (n) promptly after receipt by Borrower (but in no event later than the Required Completion Date), deliver to Lender copies of all certificates of acceptance and/or occupancy relating to the Work.

        6.5     (a)     Compliance with Laws. Borrower has complied, and will
                        comply, with all applicable laws and regulations, including, without limitation, all laws and regulations of the state in which the Time-Share Project is located and all other governmental jurisdictions in which the TimeShare Project is located or in which Time-Share
                        Interests will be sold or offered for sale.

                        Share Project is located or in which Time-Share Interests will be sold or offered for sale.

                (b) Sales Activities. Borrower has not yet sold any Time-Share Interest or offered any.' Time-Share Interest for sale. Borrower will not sell any Time-Share Interest or offer any Time-Share Interest for sale in any jurisdiction, unless: (i) Borrower has delivered to Lender true and complete copies of the Minimum Required Time-Share Approvals, all other approvals required to be obtained by Borrower in such jurisdiction prior to engaging in its proposed conduct, and all other evidence required by Lender that Borrower has complied with all laws of such jurisdiction governing its proposed conduct; and (ii) Borrower has delivered to Lender the Time-Share Program Consumer Documents and the TimeShare Program Governing Documents which Borrower will be using in connection with the Time-Share Project and the sale or offering for sale of Time-Share Interests and such documents have been approved by Lender, which approval shall not be unreasonably withheld. Borrower will submit to the appropriate department of the Commonwealth of Virginia not later than August 15, 1995, an application for the issuance of the Minimum Required Time-Share Approvals which complies with applicable' laws and regulations and will thereafter diligently pursue approval of such application and the issuance of the Minimum Required Time-Share Approvals. Not later than October 15, 1995, Borrower will deliver to Lender the Minimum Required Time-Share Approvals, the Time-Share Program Governing Documents and Time-Share Program Consumer Documents (which have, to the extent required, been approved for use in the Commonwealth of Virginia) and will take all steps necessary to commence the sale of Time-Share Interests in the Commonwealth of Virginia, and from and after October 15, 1995, Borrower will maintain an active marketing program for the sale of Time-Share Interests in conformance with all applicable laws and regulations and consistent with the provisions of this paragraph and the terms and conditions of Borrower's Mortgage pertaining to the sale of Time-Share Interests.

                (c) Time-Share Interest Not a Security. Borrower has not sold or offered for sale any Time-Share Interest as an investment. Neither the sale nor the offering for sale of any Time-Share Interest would constitute the sale or the offering of a security for sale under any applicable law.

                (d) Zoning Compliance. Neither time-share use nor other transient use and occupancy of the Real Property violates or will violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or

        6.6     (a)     Eligible Instruments. Each Instrument which is assigned
                        to Lender pursuant to this Agreement and against which an Advance is requested shall be an Eligible Instrument at the time of assignment. Borrower has performed all of its obligations to Purchasers, and there are no executory obligations to Purchasers to be performed by Borrower, except for Completion of the Work. Borrower further warrants and guarantees the enforceability of the Receivables Collateral.

                (b) No Modification of Receivables Collateral or Payments by Borrower. Without the prior written consent of Lender, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including. without limitation, any change in the interest rate or amount, frequency or number of payments) to, or solicit the prepayment of, any Instrument which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum required to be deposited or owing by the Purchaser either under any Purchase Contract or under any Instrument which constitutes part of the Receivables Collateral.

                (c) Fulfillment of Obligations to Purchasers. Borrower at all times will fulfill and will cause its Affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers. Borrower will perform all of its obligations under the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents.

                (d) No Modification of Time-Share Documents. Borrower, without the prior written consent of Lender, will not cancel or materially modify any of the Time-Share Program Consumer Documents or the Time-Share Program Governing Documents.

                (e) Associations: Assessments and Reserves. Upon and after closing of the Time-Share Interest purchased, each Purchaser will automatically be a member of the Time-Share Association and will be entitled to vote on the affairs thereof. The Time-Share Association will at all times be governed by a board of directors. Until the time ("Developer Control Termination Date") Borrower conveys fee simple title to the Time-Share Project, excluding the units, Borrower shall be responsible for all costs ("Project Operation Costs") associated with the control, management and operations of the Time-Share Project, except "time-share interest occupancy expenses" which are all costs and expenses incurred in the interior use and occupancy of completed Time-Share Interest units, including, but not limited to maintenance and housekeeping charges, repairs. refurbishing costs, insurance premiums, properly allocated labor and overhead costs, utility charges and deposits and the cost of periodic repair and replacement to wall and window treatments, and furnishings, including furniture and appliances. The Time-Share Association board has the authority to fix and levy pro rata upon each Purchaser annual assessments to meet timeshare interest occupancy expenses. From and after the Developer Control Termination Date, the Time-Share Association board will have the authority to fix and levy pro rata upon each Purchaser annual assessments to cover all costs associated with the control, management and operations of the Time-Share Project; provided, however, that from and after such date, Borrower shall at its expense complete all of the amenities and facilities comprising the Project and shall use its best efforts to cause the Time-Share Association board to pay the Project Operation Costs. The obligations of Borrower under this Paragraph are in addition to and not in limitation of its other Obligations under the Documents, including without limitation, its Obligations under paragraphs 6.5(a), 6.6(c) and 6.6(f).

                (f) Title and Condition of Amenities. Subject to the provisions of the Time Share Program Governing Documents as and when the same are recorded, the Time-Share Association or the owners of Time-Share Interests in common will at all times own the furnishings in the Time-Share Project dwelling units and all the common areas in the Time-Share Project and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances; and no part of the Time-Share Project is subject to partition by the owners of Time-Share Interests except as permitted by Virginia Code Section 55-373(c). Borrower will maintain or cause to be maintained in good condition and repair all common areas in the Time-Share Project and other amenities which have been promised or represented as being available to Purchaser and which are not the responsibility of the Time-Share Association to maintain and repair. Borrower will maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

        6.7 Collection of Receivables Collateral. Borrower will undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

        6.8 Notice of Lender's Interest. Borrower will notify persons bound thereby of the existence of Lender's interest as assignee in the Receivables Collateral. Borrower will deliver such notice under its letterhead and will cause such notice to comply with Va. Code Section 55-389.

        6.9     (a)     Restrictions on Additional Indebtedness. Without the
                        prior written consent of Lender not to be unreasonably withheld, and subject to the additional restrictions set forth in subparagraph (b) below. Borrower will not incur any additional debt (including without limitation any contingent or guarantor liability), except for the following ("Permitted Debt"): (i) short term accounts payable incurred in connection with the operation of the Time-Share Project; (ii) construction financings for subsequent time-share phases of the Greensprings
                        Plantation Resort which are not secured by any of the Collateral and cannot subject any of the Collateral to a mechanics' or similar lien and in connection with which the construction lenders have executed non-disturbance agreements which are satisfactory to Lender and provide non-disturbance rights of the type described in paragraph 4.1A(b)(xxvii): and (iii) receivables financings which are not secured by any of the Collateral and are funded when Borrower is not in default of its obligations Lender paragraph 2.4. Without limiting the generality of the foregoing, as a condition to approval of any third party loan or financing which is not Permitted Debt, Lender may require evidence that such third party has executed non-disturbance agreements which are satisfactory to Lender and provide non-disturbance rights of the type described in paragraph 4.1A(b)(xxvii). Notwithstanding anything in this paragraph 6.9(a) to the contrary, the provisions of the preceding sentences of this paragraph 6.9 will terminate when the Development Loan has been paid in full and Lender has no further obligation to make
                        Development Loan Advances: provided, however, that such termination shall not affect the restrictions set forth in paragraph 2.4 or 6.9(b).

                (b) Restrictions on Liens or Transfers. Borrower, without the prior written consent of Lender not to be unreasonably withheld, will not: (i) sell, convey, lease, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; (ii) permit or suffer to exist any liens, security interests or other encumbrances on any of the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) sell, lease, transfer or dispose of all or substantially all of its assets to another entity, or
                        (iv) permit or suffer to exist any transfer of any of the ownership interests or control of Borrower or any of its venturers. As a condition to approval of any lien, security interest or other charge upon any of the Collateral, Lender may require that the third party execute a subordination agreement satisfactory to Lender and that Borrower deliver to Lender such information as Lender may reasonably request with respect to such third party loan and/or financing.

        6.10 Insurance. Borrower will pay the cost of and will maintain and deliver to Lender evidence of insurance policies required by Lender which are written by insurers and are in amounts and on forms reasonably satisfactory to Lender.

        6.11    (a)     No Misrepresentations. The Documents and all
                        certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loans do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral, the Time-Share Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

                (b) Reliance. Lender's examination, inspection, or receipt of information pertaining to the Collateral or the Time-Share Project and its proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

        6.12    (a)     Sales Reports. On or before the fifteenth (15th) day of
                        each month, Borrower will cause to be furnished to Lender (i) the reports required pursuant to paragraph
                        5.4(a) and (ii)if requested by Lender, a sales report for the prior month showing the number of sales and closing of Time-share Interests and the aggregate dollar amount thereof, including down payments.

                (b) Financial Information. Borrower will furnish or cause to be furnished to Lender within one hundred twenty (120) days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower, each Guarantor and, subject to the best efforts of Borrower, the Time-Share Association. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together. in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements of Borrower and the Time-Share Association shall be certified by the chief financial officer of such entity. Annual statements of Borrower and the Time-Share Association shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender a certificate signed by Borrower's chief financial officer stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it. Such certificate shall state specifically that Borrower is in compliance with paragraphs 6.9(a), and 6.18 through 6.23, inclusive, and shall set forth in reasonable detail the calculations upon which such certification is based.

                (c) Time-Share Project and Sales Information. Borrower will deliver to Lender from time to time, as available, and promptly upon amendment or effective date: current price lists, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses. Borrower will deliver to Lender any changes which Borrower proposes or any other person having the power to do so proposes be made to the Time-Share Program Consumer Documents and/or the Time-Share Program Governing Documents last delivered to Lender, together with a description and explanation of the changes; and other items requested by Lender which relate to the Time-Share Interests.

                (d) Right to Inspect. Borrower will at its expense permit Lender and its representatives at all reasonable times to inspect the Time-Share Project and to inspect, audit and copy Borrower's books and records.

                (e) Time-Share Association Budgets. Borrower will submit to Lender, (i) with respect to the budget for the Time-Share Association's 1996 fiscal year, by September 30, 1995, and (ii) with respect to budgets for subsequent years annually within ten (10) days after each is available, proposed annual maintenance and operating budgets of the Time-Share Association, certified to be adequate by the Time-Share Manager (or if there is not a Time-Share Manager, by an authorized officer of the Association) and a statement of the annual assessment to be levied upon the owners of Time-Share Interests: and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books and records of the Time-Share Association.

                (f) Additional Information. Borrower will make available such further information as Lender may from time to time reasonably request.

        6.13 Subordination of Indebtedness Owing to Affiliates. Borrower will cause any and all indebtedness owing by it to its venturers, Guarantors, or the shareholders, directors, officers, partners, members, relatives and Affiliates of Borrower or the foregoing and all liens, security interests and other charges on the assets of Borrower, including, without limitation, the Collateral, to be fully subordinated in all aspects to the Obligations pursuant to written agreements satisfactory to
                Lender: provided, however, that if neither an Event of Default nor an Incipient Default then exists or will exist after giving effect to such payment, such subordination shall not extend to
                (i) reasonable salaries and fees at normal and customary rates for services actually rendered and other distributions expressly permitted pursuant to the terms of this Agreement or (ii) regularly scheduled payments in accordance with the written agreements described in this paragraph. Any such creditor shall execute a written subordination agreement in form and substance satisfactory to Lender.

        6.14 No Default for Third Party Obligations. Borrower is not in default under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing or in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

        6.15 Payment of Taxes. Borrower has filed and will file all tax returns and has paid and will pay all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to the Time-Share Project or the Collateral. Borrower will provide to Lender not more than thirty (30) days after such taxes and assessments become due evidence that all taxes and assessments on the Units and Time-Share Project common areas and related amenities have been paid in full.

        6.16    Fees, Costs and Expenses.

                (a) Loan Fees and Documentation Fee. Borrower will pay to Lender the Development Loan Fee and the Receivables Loan Fee. The Development Loan Fee and Receivables Loan Fee have been earned and shall be non-refundable. Lender acknowledges receipt of Ten Thousand Dollars ($10,000) of the Receivables Loan Fee. Borrower will pay the entire Development Loan Fee and Ninety Thousand Dollars of the Receivables Loan Fee at the time of the initial Development Loan Advance, but not later than July 15, 1995. Borrower will pay the balance of the Receivables Loan Fee in five
                        (5) payments of $50,000, one of such payments payable on each of the dates on which an Advance is made which causes the then outstanding principal balance of the Receivables Loan to exceed $10,000.000, $15,000,000,
                        $20,000,000, $25,000,000, and $30,000,000 respectively,
                        but the full amount of the Receivables Loan Fee shall be payable not later than (i) the date thirty (30) months after the initial Receivables Loan Advance or (ii) the last day of the Receivables Loan Borrowing Term, whichever first occurs. Borrower will pay on demand any and all costs and expenses incurred by Lender (exclusive of Lender's employee's expenses, but inclusive of travel expenses) in connection with the initiation, documentation and closing of the Loans, the making of Advances, the protection of the Collateral, or the enforcement of the Obligations against Borrower, including, without limitation, all attorneys' and other professionals' fees (including, without limitation, reasonable out-of-pocket expenses and reasonable and normal charges of such attorneys' and professionals for photocopy, telecopy and computer services, and staff overtime), consumer credit reports [not to exceed ten percent (10%) of the Instruments assigned to Lender at the time of such Assignment if current (no more than six months old) credit reports are provided by Borrower at such time and not to exceed twenty-five percent (25%) of such Instruments if current credit reports are not provided by Borrower], and revenue, documentary stamp, documentary transaction and intangible taxes. However, Borrower will have no obligation to pay or reimburse Lender for Lender's attorneys' fees (excluding reasonable out-of-pocket expenses and reasonable and normal charges for photocopy and telecopy services) which are incurred in connection with the Original Services, or are otherwise incurred in connection with the closing of the first Advance and are in excess of Fifteen Thousand Dollars ($15,000), unless caused by the negligence of Borrower or third parties, the lack of diligence or cooperation by Borrower or third parties in the negotiation of the Documents and the closing of the first Advance, changes requested by Borrower to the commitment letter from Lender to Borrower dated June 30, 1995, and accepted on June 30 1995, or circumstances which would not reasonably have been foreseen by Lender or its counsel. Furthermore, Borrower will have no obligation to pay or reimburse Lender for the fees and costs (including out-of-pocket expenses and charges for photocopy and telecopy services) of Lender's Inspector in excess of Three Thousand Dollars ($3,000) for the services described in subparagraphs 8.1(a), (b) and (d), unless caused by the negligence or lack of diligence or cooperation by Borrower or third parties.

                (b) Custodial Fee. In addition to all other fees required to be paid in connection with the Loan, Borrower shall pay to Lender a fee ("Custodial Fee") equal to Ten Dollars ($10) per each Instrument which is delivered to Lender in connection with the Loan and is in the physical custody of Lender. The Custodial Fee for an Instrument shall be paid by Borrower to Lender at the time the Instrument is assigned to Lender. After the Custodial Fee is paid for an Instrument, no fee shall be payable to Lender pursuant to paragraph 3.2 in replacement for an Instrument for which Borrower has paid the Custodial Fee. Once a Custodial Fee has been paid to Lender, Borrower shall not be entitled to any reimbursement of any portion hereof.

                (c) Availability Advance Fee. Borrower will pay to Lender, at the time of any Advance, a fee ("Availability Fee") equal to one percent (1.0%) of the amount of such Advance which constitutes an Availability Advance.

        6.17 Indemnification. Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, servants and agents of the foregoing, for, from and against (a) any and all liability, damage, penalties, or fines, loss, costs or expenses (including, without limitation, court costs, and attorneys' fees), (b) any and all claims and demands whatsoever asserted against it and arising from or brought in connection with the Time-Share Project, the Collateral, Lender's status by virtue of the Documents, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or any Agent, or their respective employees or agents, whether actual or alleged unless such act or omission is caused by Lender's gross negligence or willful misconduct, and (c) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with any of the Loans. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the security for the Performance of the Obligations.

        6.18 Limitations on Distributions and Loans. Except for advances to Offsite International , Inc., in an amount from time to time approved in writing by Lender in respect of marketing fees for Time-Share Interests sold but not yet released from escrow and which may otherwise be paid to Offsite International , Inc. pursuant to paragraph 6.13, Borrower will not make distributions (inclusive of the making of loans to or investments in any of its venturers and/or any other Affiliate of Borrower but exclusive of the repayment of loans from any of its venturers and/or any other Affiliate of Borrower) unless (a) the Development Loan is repaid in full and (b) after giving effect to such distribution, there exists neither an Event of Default nor an Incipient Default; and when permitted, distributions by Borrower shall be limited to the lesser of (A) one hundred percent (100%) of Borrower's net income or (B) one hundred percent (100%) of Borrower's net cash flow, in each case measured from December 31, 1995. As used above, "net income" shall be determined in accordance with generally accepted accounting principles applied on a consistent basis, and "net cash flow" shall mean for any period the net income or loss of the subject determined in accordance with generally accepted accounting principles consistently applied (excluding the effect of any extraordinary gains or losses from sales of property not in the ordinary course of business), plus (a) depreciation, (b) amortization and
                (c) other non-cash expenses during such period to the extent deducted from revenues in calculating net income and less capital expenditures to the extent paid in such period. The foregoing notwithstanding, Borrower may pay salaries and fees to its venturers and to other Affiliates of Borrower, subject to the restrictions set forth in paragraph 5.13: and may make quarterly distributions to its venturers in an aggregate amount not exceeding the federal income tax liability of such venturers with respect to income of Borrower for the preceding quarter attributable to such venturers, but taking into account any losses realized or reasonably expected to be realized during any preceding or subsequent quarter for the same calendar year. Such distributions shall be calculated based upon the marginal tax rate which would be applicable if the taxpayer has no other taxable income, deductions or credits.

        6.19 Limitation on Marketing Expenses. Borrower will not incur marketing expenses with respect to sales of the Time-Share Interests that exceed an amount equal to forty-five percent (45%) of all net sales of Time-Share Interests. Compliance with this covenant will be tested as of the end of each of its fiscal quarters on a twelve (12) month rolling basis. For purposes of this Agreement, "marketing expenses" for any period means the aggregate of all costs and expenses for commissions and sales relating to Time-Share Interests sold during such period, including, without limitation, advertising, mailing, consumer premiums, sales referrals and lead generation of sales leads, and "net sales" for any period shall mean the gross sales prices of all Time-Share Interests sold during such period reduced by the gross sales prices of Time-Share Interests that are canceled or rescinded during such period.

        6.20 Limitation on General and Administrative Expenses. Borrower shall not incur general and administrative expenses in excess of ten percent (10%) of net sales. For purposes hereof, "general and administrative expenses" are defined as all Borrower's operating expenses less marketing expenses.

        6.21 Net Worth Maintenance. Borrower must maintain a tangible net worth, determined in accordance with generally accepted accounting principles, in an amount not less than One Hundred Twenty-Five Thousand Dollars ($125,000).

        6.22 Minimum Average Sales Price. Borrower will maintain an average gross sales price of not less than Thirteen Thousand Dollars ($13,000) per annual Time-Share Interest and Six Thousand Five Hundred Dollars ($6,500) per biannual Time-Share Interest, tested as of the end of each of its calendar quarters through June 30, 1996 for the period beginning on the date of this Agreement. Borrower will maintain Fourteen Thousand Dollars ($14,000) per annual Time-Share Interest sold and not less than Seven Thousand Dollars ($7,000) per biannual Time-Share Interest sold, tested as of the end of each of its fiscal quarters beginning September 30, 1996 on a twelve (12) month rolling basis.

        6.23 Minimum Net Sales. Borrower will not permit net sales of Time-Share Interests for the Time-Share Project to be less than the volumes determined according to the following schedule during the periods set forth in such schedule:


                   For 6 Month Periods Ending                   Minimum Sales
                   June 30, 1996                                   $7,000,000
                   December 31, 1996                              $13,000,000
                   June 30, 1997                                   $7,000,000
                   December 31, 1997                              $13,000,000

        6.24 Payment of Impositions. All Impositions imposed upon Lender by reason of the Documents or Instruments shall be promptly paid by Borrower upon demand. If Lender has not received evidence satisfactory to it from Borrower that such taxes have been paid by Borrower within five (5) days after demand was made upon Borrower to make such payment, Lender may, at its option, pay the same, and Borrower shall immediately reimburse Lender for such sums so expended, together with interest at the Default Rate. As used in this paragraph, "Impositions" means any and all taxes (other than any tax measured by net income payable by Borrower to the Commonwealth of Virginia or any political subdivision thereof or to any State of the United States or political subdivision thereof or to the United States under
                Section 11 or 1201 of the Internal Revenue Code, as amended, in consequence of the receipt of payments provided for in the Documents), license fees, assessments, charges, fines, penalties, property, privilege, excise, real estate or other taxes currently or hereafter levied or imposed by the Commonwealth of Virginia, the United States of America or any political subdivision of either thereof, upon or in connection with or measured by the Documents or any sale, rental, use, payments, delivery or transfer of title under the terms of the Instruments.

        6.25 Perfection of Security Interests. Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect or evidence and to continue the perfection of the Security Interest of Lender in the Collateral or otherwise to effect the intent and purposes of the Documents.

        6.26 Survival and Additional Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

7.      DEFAULT

        7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

                (a)     failure of Lender to receive from Borrower within five
                        (5) Business Days of the date when due and payable any amount payable under either Note, except for a payment due at the Maturity Date of a Note for which no grace period is allowed;

                (b)     failure of Lender to receive from Borrower within thirty
                        (30) days of the date when due and payable any payment due under the Documents not referred to in item (a) above;

                (c) any representation or warranty which is made by a person other than Lender and is contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Borrower (other than by Lender's Inspector) proves to be, in any material adverse respect, false or misleading as of the date deemed made;

                (d) a default in the Performance of the Obligations set forth in paragraph 3.2, 3.6, 6.9(a), 6.9(b)(i),
                        6.9(b)(iii), 6.9(b)(iv) or 6.10;

                (e) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of thirty (30) days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.9(b)(ii), 6.13, 6.18, 6.19, 6.20, 6.21. 6.22 and 6.23 or any
                        default or violation which can be cured by the payment of money alone or (ii) for a period of thirty (30) Business Days after notice to Borrower in the case of any other default or violation, plus, only if the default is not reasonably susceptible to cure within such thirty (30) Business Day period but Borrower has within such period begun efforts to effect such cure and continues to diligently pursue such cure. such additional period of time as may be required for Borrower to effect such cure, but in no event shall the combined period exceed sixty (60) calendar days after the original notice to Borrower;

                (f) an "Event of Default," as defined in the Powhatan Assignment, any of the Borrower's Assignments or the Borrower's Mortgage;

                (g) any default by Borrower under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of One Hundred Thousand Dollars ($100,000) to make a payment of principal or interest or to repurchase receivables or any other material default by Borrower permitting the acceleration of the payment or repurchase obligations of Borrower, which payment or repurchase obligations entitled to be accelerated are in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;

                (h) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of One Hundred Thousand Dollars ($100,000);

                (i) any party holding a lien or security interest in any Collateral (other than a lien created by Purchaser solely with respect to its Time-Share Interest) commences foreclosure or similar sale thereof;

                (j) Borrower shall (i) generally not be paying its debts as they become due. (ii) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property,

                        (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against it or a custodian is appointed for Borrower, the Collateral or any material part of its properties and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter:

                (k)     any of the events enumerated in paragraphs 7.1(b), (c),
                        (e), (g), (h), (i) or (j) occurs with respect to any Guarantor or other surety for the Performance of the
                        Obligation:

                (1) failure of Lender to receive from Borrower, within thirty (30)days of the date Borrower knows of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with either of the Loans;

                (m) an order or decree has been entered by any court of competent jurisdiction enjoining the construction or intended use of the Time-Share Project or any portion thereof as a time-share resort and judgment is not vacated within ninety (90) days after Borrower has obtained knowledge or notice thereof;

                (n)     at any time prior to Completion of the Work, Borrower
                        (i) abandons the Work or (ii) delays construction or suffers construction to be delayed for any period of time, for any reason whatsoever not covered by item (i) above so that Completion of the Work cannot be accomplished in the ordinary course of construction, in the reasonable judgment of Lender, on or before the Required Completion Date; or

                (o) during three (3) consecutive months the unpaid principal balance of Instruments which constitute part of the Receivables Collateral and become more than fifty-nine
                        (59) days past due exceeds three percent (3%) of the unpaid principal balance of all Eligible Instruments on the first of such month; provided, however, that the same shall not constitute an Event of Default hereunder so long as such delinquent principal balance does not exceed three percent (3%) of the unpaid principal balance of all Eligible Instruments for any of the three
                        (3) consecutive months following the third month for which such delinquency test was not met.

        7.2 Remedies. At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

                (a)     cease to make further Advances;

                (b) declare the Notes (or either of them), together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

                (c) with respect to the Receivables Collateral, (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from Performance of the Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral;

                (d) apply the then balance of the Required Completion Assurance Deposits to the satisfaction of the Obligations in such order and manner as Lender may determine:

                (e) (i) continue and/or cause Completion of the Work: (ii) take exclusive possession of the Property or any part thereof: (iii) expend such funds as Lender may deem appropriate, including the Required Completion Assurance Deposit(s) (if any), any other funds of Borrower held by Lender and any sums which may remain unadvanced hereunder, to continue and/or cause Completion of the Work; (iv) demand and receive performances due under the Principal Work-Related Items and the other Contracts, Intangibles, Licenses and Permits: (v) make such changes to the scope of the Work and to the Principal Work-Related Items and other Contracts, Intangibles, Licenses and Permits as may be necessary or desirable in Lender's judgment: (vi) file claims, institute enforcement actions and otherwise prosecute and defend all actions or proceedings relating to the Work, the Principal Work-Related Items and the other Contracts, Intangibles, Licenses and Permits as Lender may determine to be necessary or desirable in Lender's judgment; (vii) pay, settle or compromise all existing bills and claims which are or may be liens against any of the Property or as Lender may deem to be necessary or desirable in Lender's judgment for the continuance or Completion of the Work related thereto or the clearance of title, all without notice to Borrower; (viii) execute in Borrower's name all applications, certificates, notices and other instruments and give all instructions and communications which may be required or permitted by the Principal Work-Related Items and other Contracts, Intangibles, Licenses and Permits, as determined by Lender; (ix) cancel or surrender any of the Principal Work-Related Items and the other Contracts, Intangibles and Deposits and enter into new contracts for the Completion of the Work and any changes to the scope of the Work; (x) do any and every act with respect to the Completion of the Work, the Principal Work-Related Items and the other Contracts, Intangibles, Licenses and Permits which Borrower may do in its behalf; (xi) employ such contractors, subcontractors, suppliers, agents, attorneys, architects, accountants, appraisers, security guards and inspectors as Lender may in its judgment deem necessary or desirable to accomplish any of the above purposes; and (xii) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Work, the Principal Work-Related Items and the other Contracts, Intangibles, Licenses and Permits; and

                (f) proceed to protect and enforce its rights and remedies under the Documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute.

        7.3 Application of Proceeds During an Event of Default. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any Required Completion Assurance Deposits and any cash received and retained by Lender in connection with the Receivables Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

        7.4     Uniform Commercial Remedies: Sale: Assembly of Collateral.

                (a) UCC Remedies; Sale of Receivables Collateral. Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Virginia and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Receivables Collateral given not less than ten (10) Business Days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.

                (b) Lender's Right to Execute Conveyances. Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold in connection with the exercise of Lender's rights and remedies; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose.

                (c) Obligation to Assemble Collateral. Upon request of Lender when an Event of Default exists, Borrower shall assemble the Personal Property, Receivables Collateral not already in Lender's possession and make it available to Lender at a time and place designated by Lender.

        7.5 Application of Proceeds. The proceeds of any sale of all or any part of the Receivables Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities: first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of all late charges required by the Documents to be paid by Borrower, in such order and manner as Lender shall in its discretion determine; third, to the payment of the other Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        7.6 Lender's Right to Perform. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations (including, without limitation, the Obligations under paragraph 6.10) agreed to be paid or performed in the Documents by Borrower or any surety for the Performance of the Obligations if (a) such person fails to do so and (b)(i) an Event of Default exists or (ii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value. For such purposes Lender may use the proceeds of the Receivables Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

        7.7 Non-Exclusive Remedies. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

        7.8 Waiver of Marshalling. Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshalled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

        7.9 Attorney-in-Fact. For the purpose of exercising its rights and remedies under paragraphs 7.2(c), 7.2(d) and 7.6. Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its discretion in the accomplishment of such purposes.

8.      LENDER'S INSPECTOR

        8.1 Retention of Lender's Inspector. Lender may retain an architectural/engineering firm ("Lender's Inspector") to do the following: (a) until Completion of the Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage), review the Principal Work-Related Items, the other Contracts, Intangibles, Licenses and Permits and the budget proposed to be the Construction Budget and any changes to such items; (b) inspect the Real Property prior to commencement of the Work for purposes of determining the condition of the Real Property and any existing improvements; (c) until Completion of the Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage), make monthly inspections of the Real Property and Work (whether or not Development Loan proceeds are to be used to pay or reimburse Borrower for the costs of such Work) so that Lender may monitor whether Borrower is in compliance with the terms and conditions of this Agreement, and certifying that each Development

                Loan Advance Request is not in excess of the Work completed and the amount to which Borrower is entitled under the terms and conditions of this Agreement; and (d) provide evidence satisfactory to Lender prior to the funding of any Development Loan Advance that (subject to completion thereof as part of the Work as contemplated by this Agreement), all necessary street, easements and utilities are available to the boundary of the Real Property and that the respective lines and treatment or generator plants are of adequate capacity and size for the intended timeshare use of the Property. Furthermore, Lender may require an inspection of the Work by Lender's Inspector (a) prior to each Development Loan Advance; (b) at least once each month during the course of Completion of the Work; (c) upon Completion; and (d) until Completion of the Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage), at such other times as Lender may, in its judgment, deem necessary due to actual or suspected noncompliance with the Plans and Specifications, Construction Contract(s), the Documents, any law, regulation or private restriction, sound architectural, engineering or construction principles or commonly accepted safety standards, or Borrower's failure to satisfy the requirements of the Documents.

        8.2 No Duty of Lender to Supervise, Etc. Lender shall have no duty to supervise or to review and inspect the Principal Work-Related Items, the other Contracts, Intangibles, Licenses and Permits, any budget proposed to be the Construction Budget, any books and records pertaining thereto or any changes to such items or the construction of the Work. Any inspection made by Lender shall be for the sole purpose of determining whether the Obligations are being Performed and preserving Lender's rights under these Documents. If Lender, or Lender's Inspector acting on behalf of Lender, should review or inspect the Principal Work-Related Items, the other Contracts, Intangibles, Licenses and Permits, the Construction Budget, any books and records pertaining thereto or any changes to such items or the construction of the Work, Lender and Lender's Inspector shall have no liability or obligation to Borrower or any third person arising out of such inspection; and neither Borrower nor any third person shall be entitled to rely upon any such inspection or review. Inspection not followed by notice of an Event of Default shall not constitute (a) waiver of any Event of Default then existing; (b) an acknowledgment or representation by Lender or Lender's Inspector that there has been or will be compliance with the Principal Work-Related Items, the other Contracts, Intangibles, Licenses and Permits, Construction Budget, applicable laws, regulations and private restrictions, sound construction, engineering or architectural principles or commonly accepted safety standards, or that the construction is lien free or free from defective materials or workmanship; or (c) a waiver of Lender's right thereafter to insist that Completion of the Work occur in accordance with the Principal Work-Related Items, the other Contracts, Intangibles, Licenses and Permits,

                Construction Budget, the Documents, applicable laws, regulations and restrictions, sound construction, engineering or architectural principles or commonly-accepted safety standards and free from defective materials and workmanship. Lender and Lender's Inspector owe no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of, the existence of negligence, faulty, inadequate or defective design or construction of the Work. Without limiting the generality of the foregoing, Lender will deliver or cause to be delivered to Borrower, within a reasonable time after their delivery to Lender, copies of any written reports of Lender's Inspector.

9.      CONSTRUCTION AND GENERAL TERMS

        9.1 Payment Location. All monies payable under the Documents shall be paid to Lender at its address set forth in paragraph 9.5 of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

        9.2 Entire Agreement. The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loans. No modification, variation, termination, discharge, abandonment, or waiver of any of the provisions or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

        9.3 Powers Coupled with an Interest. The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable until the Obligations have been paid in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

        9.4 Counterparts. Any Document may be executed in counterpart, and any number of copies of such Document which have been executed by all parties shall constitute one original.

        9.5 Notices. All notices, requests or demands required or permitted to be given under the Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; or (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or to such other telecopier number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within twenty-four (24) hours by hand delivery or courier delivery of a copy of such notice in accordance with the requirements set forth above.


                If to Lender:     FINOVA Capital Corporation
                                  7272 East Indian School Road
                                  Suite 410
                                  Scottsdale, Arizona 85251
                                  Attn:  Vice President-Group Counsel
                                  Telecopy: (602) 874-6445

                If to Borrower:   Greensprings Associates
                                  c/o Greensprings Plantation Resort, Inc.
                                  4029 Ironbound Road.  Suite 100
                                  Williamsburg, Virginia 23188
                                  Attn:  Kay F. Gow, President
                                  Telecopy: (804) 229-8690

        9.6 Successors and Assigns. All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

        9.7 Severability. If any provision of any Document is held to be invalid, illegal or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of the Documents shall not in any way be affected or impaired thereby. In lieu of each such illegal, invalid or unenforceable provision, there shall be added to the Document affected, a provision that is legal, valid and enforceable and as similar in terms to such illegal invalid and unenforceable provision as may be possible.

        9.8 Time of Essence. Time is of the essence in the Performance of the Obligations.

        9.9 Miscellaneous. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein," "hereof," "hereto," hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

        9.10 (a) CHOICE OF LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH COMMONWEALTH, THE LAWS OF THE UNITED STATES; PROVIDED, HOWEVER, THAT IF ANY COVENANT, AGREEMENT OR WAIVER ON THE PART OF BORROWER OR RIGHT OR REMEDY OF LENDER SHALL BE INVALID OR UNENFORCEABLE UNDER THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, THEN THE INTERNAL LAWS OF THE STATE OF ARIZONA SHALL APPLY.

                (b) CHOICE OF JURISDICTION; WAIVER OF VENUE. BORROWER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN BORROWER'S MORTGAGE), AND, IF LENDER INITIATES SUCH ACTION, ANY FEDERAL OR STATE COURT WHICH IS LOCATED IN THE COMMONWEALTH OF VIRGINIA OR OTHER JURISDICTION WHERE BORROWER HAS ASSETS AND HAS SUBJECT MATTER JURISDICTION, AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT BORROWER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

                (c) INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOANS TO BORROWER.

                                                [Borrower (initials ________)]

        9.11 Compliance With Applicable Usury Law. It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

        9.12 NO RELATIONSHIP WITH PURCHASERS. LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW AND FOR FILINGS MADE WITH THE SECURITIES & EXCHANGE COMMISSION OR ANY STOCK EXCHANGE ON WHICH BORROWER'S STOCK IS TRADED, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE TIME-SHARE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

        9.13 NO JOINT VENTURE. THE RELATIONSHIP OF BORROWER AND LENDER IS THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER INSTRUMENT BEING EXECUTED IN CONNECTION WITH THE LOANS TO ESTABLISH A PARTNERSHIP, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

        9.14 Standards Applied to Lender's Actions. Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, requirement, request, determination, judgment, opinion, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may."

        9.15 Meaning of Subordination. "Any subordinations required to be given under the Documents by third parties to Lender shall include the subordination of and the deferral of the right to receive payments on the subordinated obligations except to the extent expressly permitted in this Agreement; the remittances to Lender of all prohibited payments received by the third party; the subordination of all liens, security interests, assignments and other encumbrances and claims held by the third party on or against any of Borrower's property to Lender's interest (whenever acquired) in such property; and an agreement on the part of the third party not to exercise any remedies against Borrower so long as all obligations under the Documents have not been fully satisfied.

        9.16 Scope of Reimbursable Attorney's Fees. As used in the Documents, the term "attorneys' fees" includes the reasonable fees of attorneys licensed to practice law in any jurisdiction, law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of a licensed attorney, and the expenses incurred by them in the performance of their services. As used in the Documents, attorneys' fees incurred by Lender in the enforcement of any remedy or covenant include, without limitation, attorneys' fees incurred in any foreclosure of the Security Documents, in protecting or sustaining the lien or priority of the collateral, or in any proceeding arising from or connected with any such matter, including any bankruptcy, receivership, injunction or other similar proceeding, or any appeal from or petition for review of any such matter, and with or without litigation.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of the date above written.

        LENDER                         FINOVA CAPITAL CORPORATION, a
                                       Delaware corporation



                                       By: /s/ JACK FIELDS, III
                                           ------------------------------------
                                       Type/Print Name: Jack Fields, III
                                                        -----------------------
                                       Title: Group Vice President
                                              ---------------------------------


        BORROWER                       GREENSPRINGS ASSOCIATES. a Virginia
                                       joint venture

                                       BY: GREENSPRINGS PLANTATION RESORT,
                                           INC., a Virginia corporation,
                                           joint venturer


                                       By: /s/ KAY F. GOW
                                           ------------------------------------
                                           Kay F. Gow
                                           President

                    AMENDMENT TO DEVELOPMENT AND RECEIVABLES
                         LOAN AND SECURITY AGREEMENT AND
                                RELATED DOCUMENTS


        BY THIS AMENDMENT TO DEVELOPMENT AND RECEIVABLES LOAN AND SECURITY AGREEMENT AND RELATED DOCUMENTS ("Amendment"), dated as of July 15, 1996, GREENSPRINGS ASSOCIATES, a Virginia joint venture ("Borrower") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby confirm and agree as follows:

                                     ARTICLE
1. - INTRODUCTION
        1.1 Lender and Borrower entered into a Development and Receivables Loan and Security Agreement dated as of June 30, 1995 (the "Loan Agreement") providing for, among other loans, a development loan ("Loan") in the maximum amount of Six Million Eight Hundred Thousand Dollars ($6,800,000). As of June 30, 1996, $4,316,876.79 has been advanced under the Development Loan and Borrower has made payments against such loan in an aggregate amount of $1,215,995.80, leaving an outstanding principal balance, before giving effect to the modifications contained herein, for the Development Loan of THREE MILLION ONE HUNDRED THOUSAND EIGHT HUNDRED EIGHTY AND 99/100 DOLLARS ($3,100,880.99).

        1.2 Borrower and Lender wish to amend the Loan Agreement and certain of the other Documents, all as hereinafter provided.

                             ARTICLE 2. - AGREEMENT

        2.1 Definitions. Except as otherwise defined herein, or unless the context otherwise requires, capitalized terms used in this Amendment shall have the meaning given to them in the Loan Agreement.

        2.2 Amendment to Loan Agreement. The Loan Agreement is amended as follows:

                (a) Section 1.28 is deleted in its entirety and the following is inserted in its place:

                        1.28 "Development Loan Borrowing Term": the period
                commencing on the date of this Agreement and ending on May 31, 1997 (or if not a Business Day, on the first Business Day thereafter).

                (b) Section 1.29 is deleted in its entirety and the following is inserted in its place:

                        1.29 "Development Loan Components": the Facilities
                Construction Component, the Time-Share Building (Phase I) Construction Component and the Interest Reserve Fund; and "Development Loan Component": one of the Development Loan Components.

                (c) Section 1.30 is deleted in its entirety, and the following is inserted in its place:

                        1.30 "Development Loan Fee": Eighty-Eight Thousand
                Dollars ($88,000).

                (d) Section 1.31 is deleted in its entirety, and the following is inserted in its place:

                        1.31 "Development Loan Maturity Date": the date (or if
                not a Business Day, the first Business Day thereafter) which is the earlier of (a) forty-eight (48) months from the date of the last Development Loan Advance or (b) June 1, 2001.

                (e) Section 1.54 is deleted in its entirety, and the following is inserted in its place:

                        1.54 "Maximum Development Loan Amount": the sum of the
                Maximum Time-Share Building (Phase I) Component Amount plus the Maximum Facilities Construction Component Amount plus the Interest Reserve Fund, which shall not exceed, in the aggregate, Eight Million Eight Hundred Thousand Dollars ($8,800,000).

               (f) Section 1.56 is deleted in its entirety, and the following is inserted in its place:

                        1.56 "Maximum Facilities Construction Component Amount":
                Seven Million Six Hundred Thousand Dollars ($7,600,000).

                (g) Section 1.87 is deleted in its entirety, and the following is inserted in its place:

                        1.87 "Required Completion Date": May 31, 1997, plus such
                additional time which is necessary to achieve Completion of the Work and is due solely to the occurrence of one or more Force Majeure Events, but in no event later than the expiration of the Development Loan Borrowing Term.

                (h) Section 5.2(a) is deleted in its entirety, and the following is inserted in its place:

                        (a) Development Loan Minimum Required Principal
                Payments. Until principal, interest and other sums due under the Documents have been paid, exclusive of principal, interest and other charges on the Receivables Loan Note, Borrower will make to Lender at the time of each partial release of a Time-Share Interest from the Borrower's Mortgage a principal payment equal to the Partial Release Fee required to be paid in connection with such partial release. On each of the first, second, third and fourth annual anniversary dates of the last Advance under the Development Loan, Borrower will make to Lender a principal payment on the Development Loan in an amount equal to the positive remainder, if any, obtained by subtracting the maximum allowable Development Loan principal balance for such anniversary date set forth below from the then outstanding principal balance of the Development Loan.

                  Year After Last                 Maximum Outstanding
                     Advance                            Balance
                  --------------                  -------------------
                        1                              $6,000,000
                        2                              $4,000,000
                        3                              $2,000,000
                        4                                      $0

                (i) The fourth sentence of Subsection 6.16(a) is amended by adding at the end thereof, "...provided, any portion of the Development Fee resulting from an increase in the Maximum Development Loan Amount from $6,800,000 to $8,800,000 shall be paid on or before July 15, 1996.

                (j) Exhibit D-1, the Development Loan Promissory Note, is amended as provided in Section 2.3, below.

                (k) Exhibit J-1 is amended by deleting subsections A(5) and A(7) in their entirety and inserting the following in their respective place:

                        A(5) Waiver of Liens for the general contractor (Exhibit
                J-1E) and all subcontractors paid in excess of $25,000 since the previous Work-Related Advance (Exhibit J-1G).


                                      ****

                        A(7) A requisition from subcontractors paid in excess of
                $25,000 since the previous Work-Related Advance in form and substance identical to Exhibit J1-G hereof.

        2.3 Other Amendments. Except to the extent any of the other Loan Documents have been expressly amended in connection with this Amendment, each and all of such Loan Documents shall be and hereby are amended, such that any and all references in any of the other Loan Documents to the 'Loan" or to any other Loan Documents shall refer to the Loan as increased pursuant hereto and to such Loan Documents, as amended pursuant hereto or in any of the documents executed in connection herewith.

        2.4 Expenses. Borrower will on demand pay or, at Lender's election, reimburse Lender for all reasonable attorneys' fees (estimated at the amount of $3,500) and other Out-of-pocket expenses of Lender in connection with the documentation and closing of the transaction contemplated hereby. In reliance upon the representation and warranty made by Lender in the following sentence, Borrower will indemnify, hold harmless and defend Lender, and its officers, directors, employees, agents, affiliates, successors and assigns for, from and against loss, expense, demand and liability arising out of any claim for a broker's fee with respect to the transaction contemplated by this Amendment. Lender represents and warrants to Borrower that it has not dealt with any broker.

        2.5 Confirmation. Borrower confirms and restates to Lender as of the date of execution of this Amendment of all its representations and warranties set forth in the Loan Agreement and the other Documents. Borrower agrees that all liens and security interests previously granted by it to Lender are reaffirmed for the benefit of Lender and shall secure the Loan, as increased pursuant hereto. Borrower further acknowledges as of the date of its actual execution of this Amendment that Lender has performed and is not in default of its obligations under the Loan Documents and that there are no offsets, defenses or counterclaims with respect to any of Borrower's obligations under the Loan Documents.

        2.6 . This Amendment shall not be binding upon Lender unless and until the following conditions have been satisfied on or before July 31, 1996:

               (a) Borrower has delivered to Lender the following documents and other items, all of which shall be properly completed and executed and shall otherwise be satisfactory in form and substance to Lender in its sole and absolute discretion:

                        (i) a resolution or certificate from each corporation or
                partnership comprising Borrower authorizing (A) the execution and delivery of this Amendment and the other documents called for in this Amendment or requested by Lender pursuant to this paragraph ("Modification Documents") and (B) the transaction contemplated hereby;

                        (ii)a resolution or certificate, as the case may be,
                from each corporate or partnership Guarantor authorizing (A) the execution and delivery of the documents required by this Amendment to be executed by it and (B) the performance of its obligations under those documents;

                        (iii) a "Consent of Guarantor and Amendment to
                Guarantee" executed by each Guarantor;

                        (iv) a "Amendment No. 1 to Development Loan Promissory
                Note" executed by Borrower in form and substance identical to EXHIBIT A;

                        (v) a "Consent of Guarantor and Amendment to Guaranty"
                executed by each Guarantor in form and substance substantially identical to EXHIBIT B;

                        (vi) an "Amendment to Credit Line Deed of Trust and
                Security Documents and Ratification and Confirmation of Powers of Attorney" in form and substance identical to EXHIBIT C (the "Deed of Trust Amendment");

                        (vii) an opinion from counsel to Borrower and each
                Guarantor as to such matters as Lender may require, which counsel shall be reasonably satisfactory to Lender; and

                        (viii) such other documents and items as Lender may
                reasonably require.

                (b) Lender shall have received an endorsement to Ticor Title Insurance Company Policy No. L9 184517 ("Title Insurance Policy") reflecting the Deed of Trust Amendment, and dating down the Title Insurance Policy to the date of recording of the Deed of Trust Amendment.

                (c) Borrower shall have paid Lender the sum of $20,000 as and for a portion of the Development Fee pursuant to Subsection 6.16(a) of the Loan Agreement.

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Amendment shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter.

        2.7 Written Amendment. This Amendment may not be amended or otherwise modified except in a writing duly executed by the parties hereto.

        2.8 Severability. If any one or more of the provisions of this Amendment is held to be invalid, illegal or unenforceable in any respect or for any reason (all of which invalidating laws are waived to the fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provisions) of this Amendment shall not be in any respect impaired. In lieu of each such unenforceable provision, there shall be added automatically as a part of this Amendment a provision that is legal, valid and enforceable and is as similar in terms to such unenforceable provisions as may be possible.

        2.9 Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and this Amendment, and the Loan Documents, as amended hereby, supersedes all prior written or oral understandings and agreements between the parties in connection with its subject matter.

        2.10 Schedules. All Schedules and Exhibits referred to herein are herein incorporated by this reference.

        2.11 Counterparts. This Amendment may be executed in one or more counterparts, and any number of which have been signed by all the parties hereto shall be taken as one original.

      2.12 Loan Agreement. Borrower and Lender ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects; and, except as expressly amended by this Amendment, the Loan Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, this instrument is executed to be effective as of the date set forth above.


BORROWER:                          GREENSPRINGS ASSOCIATES,
                                   a Virginia joint venture


                                         BY:  GREENSPRINGS PLANTATION RESORT,
                                              INC., a Virginia corporation,
                                              joint venturer



                                               By: /s/ KAY F. GOW
                                                  ----------------------------
                                                  Kay F. Gow
                                                  President


LENDER:                             FINOVA CAPITAL CORPORATION,
                                    a Delaware corporation



                                    By: /s/ JACK FIELDS, III
                                        --------------------------------------
                                    Type/Print Name: JACK FIELDS, III
                                                     -------------------------
                                    Title: GROUP VICE PRESIDENT
                                           -----------------------------------